                       AMENDED AND RESTATED LOAN AGREEMENT

     This Amended and Restated Loan Agreement("AGREEMENT")is made as of
November 25, 1996 by and among MELODY HOMES, INC., a Delaware corporation ("MELODY"), having its principal office at 11031 Sheridan Boulevard, Westminster, Colorado 80020, FALCON DEVELOPMENT CORPORATION, a Nevada corporation ("FDC"), having its principal office at 2290 South Jones, Suite 110, Las Vegas, Nevada 89102 (Melody and FDC shall hereinafter be collectively referred to as "BORROWER") and BANK ONE, ARIZONA, NA, a national banking association ("LENDER"), whose mailing address is Western Region Real Estate,
P. O. Box 29542, Phoenix, Arizona 85038.


                                     RECITALS

     A. Melody previously entered into that certain Loan Agreement dated December 18, 1993, with Lender for the acquisition, development and construction of residential subdivisions, and a letter of credit facility (as amended, the "MELODY LOAN AGREEMENT"). FDC previously entered into that certain Loan Agreement dated July 7, 1993, with Lender for the acquisition, development and construction of residential subdivisions (as amended, the "FDC LOAN AGREEMENT").

     B. Borrower now desires to consolidate the Melody Loan Agreement and FDC Loan Agreement into one facility, including the letter of credit facility, and otherwise amend such agreements, upon the terms and subject to the conditions set forth herein. Upon the execution and delivery of this Agreement and the other Loan Documents, and the satisfaction of closing conditions, this Agreement and all of the other Loan Documents shall restate, amend and supersede the Melody Loan Agreement, the FDC Loan Agreement and all of the loan documents related thereto.

     NOW, THEREFORE, in consideration of the covenants and conditions herein contained, the parties agree as follows:


                                    ARTICLE I
                                   DEFINITIONS

     1.1 DEFINITIONS. As used herein, the following terms shall have the meanings set forth below:

     "A & D BUDGET" shall mean the cost breakdown/budget for A & D Improvements submitted by Borrower for each Subdivision A & D Loan, and approved by Lender in its absolute and sole discretion.

     "A & D COMMENCEMENT DATE" shall mean not later than thirty (30) days after initial disbursement of a Subdivision A & D Loan.

    "A & D COMPLETION DATE" shall mean not later than nine (9) months after the applicable A & D Commencement Date.

     "A & D DISBURSEMENT SCHEDULE" shall mean the disbursement schedule for each Subdivision A & D Loan, in form and substance satisfactory to Lender.

     "A & D IMPROVEMENTS" shall mean certain offsite improvements on the Premises (including without limitation grading, sewers, paving, landscape and utilities) necessary to create individual Lots within a Subdivision suitable for the construction of single family homes.

     "A & D LOAN" shall mean, collectively, the individual Subdivision A & D Loans from Lender to Borrower to reimburse Borrower for certain costs and expenses incurred by Borrower in acquiring the Premises and constructing the A & D Improvements.

     "A & D LOAN AMOUNT" shall mean an amount of up to (i) Fifteen Million and No/100 Dollars ($15,000,000.00) with respect to the aggregate value of the Melody Loans, which includes all principal amounts outstanding and all amounts committed but not yet advanced, or (ii) Five Hundred Thousand and No/100 Dollars ($500,000.00) with respect to the aggregate value of the FDC Loans, which includes all principal amounts outstanding and all amounts committed but not yet advanced. Notwithstanding anything contained herein to the contrary, the maximum principal amount advanced and/or committed under the Loan, including the A & D Loan Amount, shall never exceed Thirty-Eight Million Five Hundred Thousand and No/100 Dollars ($38,500,000.00). In the event that Borrower does not utilize all of the A & D Loan Amount, Lender may elect, in its reasonable discretion, to allow Borrower to utilize the unused portion of the A & D Loan Amount for Home Loans.

     "A & D LOAN COMMITMENT" shall mean loan commitments from Lender to Borrower to fund the A & D Loan.

     "A & D LOAN FEE" shall mean an annual fee equal to one percent (1%) per annum of each A & D Loan.

     "A & D LOAN LOT RELEASE PRICE" shall be an amount equal to one hundred twenty-five percent (125%) of Par; provided, however, ten percent (10%) of the release price shall be deferred until the closing and sale of any Home to a purchaser. As used herein, "Par" means the amount derived by dividing the Subdivision A & D Loan amount for the Subdivision in question by the number of Lots securing the A & D Loan.

     "ADVANCE" shall mean a disbursement of Loan proceeds.

     "AFFILIATE" shall mean certain limited liability companies, partnerships and/or corporations in which Borrower owns a controlling interest, subject to Lender's review and approval.

     "AGREEMENT" shall mean this Amended and Restated Loan Agreement, as the same may be amended and supplemented as hereinafter provided.

     "BASE APPRAISAL" shall mean the value of each Home as determined by a qualified residential appraiser, which appraisal shall be satisfactory to Lender in all respects and shall establish a base appraised value, provided, however, such value may be adjusted upwards by the appraised value of average options and upgrades anticipated per Unit, as determined by the appraiser through comparable sales.

     "BORROWER" shall mean, collectively and jointly and severally, Melody and FDC.

     "BUSINESS DAY" shall mean any day of the year other than Saturdays, Sundays, and legal holidays on which Lender's main branch located at 241 North Central Avenue, Phoenix, Arizona, is closed.

     "CC&R'S" shall mean any covenants, conditions, restrictions, maintenance agreements or reciprocal easement agreements affecting any Subdivision or individual lots therein.

     "CALENDAR MONTH" shall mean the twelve (12) calendar months of the year. With respect to any payment or obligation that is due or required to be performed within a specified number of Calendar Months, then such payment or obligation shall become due on the day in the last of such specified number of Calendar Months that corresponds numerically to the date on which such payment or obligation was incurred or commenced; provided, however, that with respect to any obligation that was incurred or commenced on the 29th, 30th or 31st day of any Calendar Month and if the Calendar Month in which such payment or obligation would otherwise become due does not have a numerically corresponding date, such obligation shall become due on the last day of such Calendar Month.

     "COLLATERAL" shall mean all real and personal property encumbered or otherwise covered by the Loan Documents, construction materials and equipment and all furniture, furnishings, fixtures, machinery, equipment, inventory and any other items of personal property in which Borrower now or hereafter owns or acquires an interest or right, including any leased Collateral, which are used or are useful in the construction, operation, use or occupancy of the Project; all of Borrower's documents, instruments, contract rights including, without limitation, general intangibles relating to the construction, use, operation, occupancy, or sale of the Project or of any Home; and all insurance proceeds from any policies of insurance covering any of the aforesaid.

     "COMMITMENT FEE" shall mean an annual fee equal to one quarter of one percent (0.25%) of the Loan Amount.

     "COMPLETION DATE" shall mean nine (9) months from the date of the first advance of any Home Loan.

     "COMPLETION GUARANTY" shall mean a guaranty executed by each Guarantor, in form and content satisfactory to Lender, guaranteeing the completion of the Improvements.

     "CONDEMNATION PROCEEDS" shall mean all compensation, awards, damages, rights of action and proceeds awarded to Borrower by reason of any taking of or damage to the Premises or the Project, or any part thereof or interest therein, for public or quasi-public use under the power of eminent domain, by reason of any public improvement or condemnation proceeding, or in any other manner.

     "CONSTRUCTION LOAN" shall mean the loan to be made pursuant to this Agreement for the construction of Homes which loan shall consist of individual Home Loans.

     "CONSTRUCTION LOAN AMOUNT" shall mean (i) with respect to the Melody Loans, an amount up to the sum of Thirty-Eight Million Five Hundred Thousand and No/100 Dollars ($38,500,000.00), which includes all principal amounts outstanding and all amounts committed but not yet advanced, or (ii) with respect to the FDC Loans, an aggregate amount up to Five Hundred Thousand and No/100 Dollars ($500,000.00), which includes all principal amounts outstanding and all amounts committed but not yet advanced. Notwithstanding anything contained herein to the contrary, the maximum principal amount advanced and/or committed under the Loan, including the Construction Loan Amount, shall never exceed Thirty-Eight Million Five Hundred Thousand and No/100 Dollars ($38,500,000.00).

     "CONSTRUCTION LOAN COMMITMENT" shall mean the loan commitments from Lender to Borrower to fund the Construction Loan, including, without limitation, the Model Home Commitment which is included within the Construction Loan Commitment.

     "CONVERSION DATE" shall mean October 31, 1997.

     "CONVERSION PERIOD" shall mean the period of time following the Conversion Date during which the Loan Amount is reduced from time to time pursuant to
SECTION 2.10.

     "COUNTY" shall mean each respective county in the State of Colorado or Nevada, as applicable, in which one or more Subdivisions are situated.

     "DAY" or "DAYS" shall mean calendar days unless expressly stated to be Business Days.

     "DEFAULT INTEREST RATE" shall mean a rate of interest equal to the aggregate of four percent (4%) per annum plus the Interest Rate. The Default Interest Rate shall change from time to time as and when the Interest Rate changes as a result of changes in the Index Rate.

     "DRAW REQUEST" shall mean the draw request submitted by Borrower to Lender in a form acceptable to Lender.

     "ENVIRONMENTAL INDEMNITY" shall mean Lender's form of Environmental Indemnity Agreement Regarding Hazardous Substances, to be executed by Borrower and Guarantor.

     "EVENT OF DEFAULT" shall mean the occurrence of any of the events listed in
SECTION 11.1 of this Agreement.

     "EXPIRATION DATE" shall mean April 30, 1999.

     "FDC LOAN" shall mean an Advance disbursed to FDC. Borrower and Lender agree that any unused portion of the FDC Loans may not be allocated to the Melody Loans.

     "FINANCIAL STATEMENTS" shall mean the audited Balance Sheet, Income Statement, Change in Financial Condition and Cash Flow Statements of Borrower as of the last day of and for any fiscal year or portion thereof prepared and reported according to generally accepted accounting principles (GAAP), consistently applied.

     "FINANCING STATEMENT" shall mean a UCC-1 financing statement executed by Borrower as debtor, in favor of Lender as secured party, and perfecting Lender's security interest in the Collateral now owned or hereafter acquired by Borrower, in form and substance satisfactory to Lender, to be filed in the Office of the Secretary of State of Colorado or Nevada, as applicable, and in such other offices for recording or filing such statements in such jurisdictions as Lender shall desire to perfect Lender's security interest or reflect such interest in appropriate public records.

     "FIRST PAYMENT DATE" shall mean the first day of the first Calendar Month after the date hereof.

     "GOVERNMENTAL AUTHORITY" shall mean (a) any governmental municipality or political subdivision thereof, (b) any governmental or quasi-governmental agency, authority, board, bureau, commission, department instrumentality or public body, or (c) any court, administrative tribunal or public utility.

     "GUARANTOR" shall mean, individually and collectively, Mark S. Doppe, Madison B. Graves II and Susan Graves, husband and wife, Fred L. Ahlstrom and Debra Ahlstrom, husband and wife, and Jacob D. Bingham and Francine H. Bingham, husband and wife.

     "HARD COSTS" shall mean the onsite cost of labor and materials directly related to the construction of each Home, including, without limitation, construction costs and permits, which costs shall be subject to Lender's review and approval and shall not include any cost and expenses related to upgrades, options or decorator items, unless otherwise approved by Lender.

     "HOME" or "UNIT" shall mean a single family dwelling unit to be constructed on the Premises of any one of the model, design and type more particularly described in the Home Plans, including any furniture, furnishings, fixtures, and equipment to be installed therein as shown on the Home Plans.

     "HOME CONSTRUCTION BUDGET" shall mean the total budget approved by Lender that is necessary to construct a Home, which budget shall be comprised of the land acquistion cost, Hard Costs and Soft Costs.

     "HOME DESCRIPTION" shall mean a general description of the size and pricing of each product line to be constructed by Borrower in each Subdivision, and such other information with respect thereto as Lender may require.

     "HOME LOAN" shall mean the portion of the Construction Loan advanced or to be advanced for the construction of each Home.

     "HOME LOAN MATURITY DATE" shall mean the date upon which the Home Loan for each Home becomes due and payable, which date shall be (i) nine (9) Calendar Months after the initial disbursement for the Presold Home in question, unless extended pursuant to SECTION 2.9; (ii) twelve (12) Calendar Months after the initial disbursement for the Spec Home in question; and (iii) twenty-four (24) Calendar Months after the initial disbursement for the Model Home in question.

     "HOME PLANS" means the plans and specifications for the construction of the Homes approved by Lender pursuant to this Agreement.

     "IMPROVEMENTS" shall mean (i) the A & D Improvements and (ii) Homes and other related facilities and appurtenances to be constructed on the Premises.

     "INDEX RATE" shall mean the rate of interest most recently announced by Lender, or its successors, in Phoenix, Arizona as its "prime rate." Any change in the rate at which the Note bears interest resulting from a change in the "prime rate" shall become effective as of the same date at which such change in the "prime rate" becomes effective.

     "INSPECTION FEE" shall mean with respect to the Construction Loan, Two Hundred and No/100 Dollars ($200.00) per Home payable to Lender upon initial disbursement of each Home Loan.

     "INTEREST PAYMENT DATE" means the First Payment Date and the first day of each month thereafter.

     "INTEREST RATE" shall mean a rate of interest equal to the aggregate of three-quarters of one percent (0.75%) per annum plus the Index Rate. The Interest Rate shall change from time to time as and when the Index Rate changes.

     "LETTERS OF CREDIT" means the letters of credit in Lender's standard form from time to time issued in the normal course of Melody's business and pursuant to SECTION 2.21.

     "LETTER OF CREDIT AGREEMENT" means Lender's standard form Application and Agreement for Commercial Letter of Credit, Lender's standard form Application for Standby Letter of Credit and Standby Letter of Credit Agreement, or other standard application and agreement for letters of credit in use by Lender from time to time.

     "LIEN OR ENCUMBRANCE" and "LIENS AND ENCUMBRANCES" mean, respectively, each and all of the following: (i) any lease or other right to use; (ii) any assignment as security, conditional sale, grant in trust, lien, mortgage, pledge, security interest, title retention arrangement, other encumbrance, or other interest or right securing the payment of money or the performance of any other liability or obligation, whether voluntarily or involuntarily created and whether arising by agreement, document, or instrument, under any law, ordinance, regulation, or rule (federal, state, or local), or otherwise; and (iii) any option, right of first refusal, or other interest or right.

     "LLC LOAN" shall mean a committed or disbursed Loan to an Affiliate (as defined herein), subject to the terms and conditions set forth herein.

     "LOAN" shall mean collectively the A & D Loan and the Construction Loan.

     "LOAN AMOUNT" shall mean an amount up to Thirty-Eight Million Five Hundred Thousand and No/100 Dollars ($38,500,000.00), subject to the various sublimits set forth herein.

     "LOAN DOCUMENTS" shall mean the documents described in SECTION 3.1 hereof.

     "LOT" means an individual lot designated on the final subdivision plat or filing for each Subdivision.

     "MATERIAL ADVERSE CHANGE" shall mean any change in the assets, financial condition, or results of operations of Borrower or Guarantor or any other event or condition with respect to Borrower or Guarantor that in the reasonable opinion of Lender (i) could affect the likelihood of performance by Borrower or Guarantor of any of the Obligations, (ii) could affect the ability of Borrower or Guarantor to perform any of the Obligations, (iii) could affect the legality, validity, or binding nature of any of the Obligations or any Lien or Encumbrance securing any of the Obligations, or (iv) could affect the priority of any Lien or Encumbrance securing any of the Obligations.

     "MAXIMUM ALLOWED ADVANCE" shall mean as follows:

     PRESOLD HOMES

     The lesser of (A) eighty percent (80%) of the Base Appraisal, or (B) eighty percent (80%) of the sales price set forth in the Purchase Contract with respect to each applicable Presold Home, or (C) ninety percent (90%) of Total Costs.

     SPEC HOMES

     The lesser of (A) seventy-five percent (75%) of the Base Appraisal, or
     (B) ninety percent (90%) of Total Costs, provided, however, with respect to Home Loans for Spec Homes which remain outstanding after nine (9) months following the initial disbursement for such Home Loan, the Maximum Allowed Advance shall be sixty-five percent (65%) of the Base Appraisal.

     MODEL HOMES

     The lesser of (A) eighty percent (80%) of the Base Appraisal or (B) ninety percent (90%) of Total Costs, provided, however, with respect to Home Loans for Model Homes which remain outstanding (I) after twelve (12) months following the initial disbursement for such Home Loan, the Maximum Allowed Advance shall be sixty-five percent (65%) of the Base Appraisal, or (II) after eighteen (18) months following the initial disbursement for such Home Loan, the Maximum Allowed Advance shall be fifty percent (50%) of the Base Appraisal.

     "MELODY LOAN" shall mean an Advance disbursed to Melody.

     "MODEL HOME" shall mean a Home constructed and furnished initially for inspection by prospective purchasers, which is not intended to be sold until all or substantially all of the other Homes are sold.

     "MODEL HOME COMMITMENT" shall mean Lender's commitment to advance (i) with respect to the Melody Loans, an aggregate amount up to the sum of Three Million Five Hundred Thousand and No/100 Dollars ($3,500,000.00) for construction of Model Homes, which includes all principal amounts outstanding and all amounts committed but not yet advanced, or (ii) with respect to the FDC Loans, an aggregate amount up to the sum of Five Hundred Thousand and No/100 Dollars ($500,000.00) for construction of Model Homes, which includes all principal amounts outstanding and all amounts committed but not yet advanced. In the event that Borrower does not utilize all of the Model Home Commitment with respect to FDC Loans, Lender may elect, in its sole and absolute discretion, to allow Borrower to utilize such unused portion for the Model Home Commitment as applied to the Melody Loans. Notwithstanding anything contained herein to the contrary, the maximum principal amount advanced and/or committed under the Loan, including the Model Home Commitment, shall never exceed Thirty-Eight Million Five Hundred Thousand and No/100 Dollars ($38,500,000.00).

     "MORTGAGE" shall mean a mortgage, or deed of trust, as applicable, from time to time executed by Borrower in the form attached hereto as EXHIBITS B-1 AND B-2.

     "NON-RELATED PARTY" shall mean a person or entity that is not an officer of, or parent or subsidiary corporation of, Borrower or a person or entity otherwise controlled directly or indirectly by Borrower.

     "NOTE" shall mean the Amended and Restated Secured Promissory Note of even date herewith evidencing the Construction Loan and the A & D Loan.

     "OBLIGATIONS" means the obligations of the Borrower and Guarantor under the Loan Documents, including, without limitation, the obligations of Melody under the Letter of Credit facility described in SECTION 2.21.

     "PERSON" means a natural person, a partnership, a joint venture, an unincorporated association, a limited liability company, a corporation, a trust, any other legal entity, or any Governmental Authority.

     "PLANS AND SPECIFICATIONS" shall mean collectively (i) all plans and specifications applicable to the A & D Improvements that have been approved by Lender, and (ii) the Home Plans.

     "PREMISES" or "PROPERTY" shall mean the Subdivisions from time to time approved by Lender pursuant to the terms hereof.

     "PRESOLD HOME" shall mean a Home that is subject to a Purchase Contract without contingencies. In the event any Presold Home ceases to constitute a Presold Home for any reason, then, any such Presold Home shall automatically become a Spec Home, and Borrower agrees to immediately comply with all conditions, restrictions and limitations applicable to a Spec Home. The Maximum Allowed Advance for any Spec Home or Model Home shall not be increased by reason of such Home becoming a Presold Home, nor decreased by reason of a Presold Home becoming a Spec Home or Model Home.

     "PROJECT" shall mean the Premises and the Improvements.

     "PURCHASE CONTRACT" shall mean a bona fide written agreement entered into by Borrower and a third party purchaser that is a Non-Related Party for the sale in the ordinary course of Borrower's business of any Home, supported by a satisfactory and customary cash earnest money deposit or down payment and evidence of prequalification for a mortgage loan.

     "QUARTERLY LOAN FEE" shall mean a fee equal to .3125% of the then effective loan amount, payable on the Conversion Date and on each Reduction Date pursuant to SECTION 2.12(a).

     "REDUCTION DATE" shall mean as defined in SECTION 2.10.

     "REIMBURSEMENT AMOUNT" means the amount Melody is obligated to pay to Lender under a Letter of Credit Agreement in respect of a draft drawn and paid by Lender under the respective Letter of Credit, which amount shall be amount of the draft or acceptance and all costs, expenses, fees, and other amounts then payable by Melody to Lender under the Letter of Credit Agreement.

     "REPAYMENT GUARANTY" shall mean a guaranty executed by the Guarantor, in form and content satisfactory to Lender guaranteeing the repayment of the Loan.

     "SOFT COSTS" shall mean with respect to each Home, the fees and costs that are not directly related to the onsite construction of such Home as approved by Lender, including, without limitation, interest, inspection fees, escrow and title fees, processing and closing fees, wiring fees, legal fees, appraisals and all closing costs, insurance costs and costs of direct project supervision (which in the aggregate shall not exceed the amount of the Soft Costs set forth for each type of Home set forth in the Home Construction Budget).

     "SPEC HOME" shall mean a Home constructed for the purpose of adding to Borrower's inventory, and which Home is not subject to a Purchase Contract.

     "SUBDIVISION" shall mean a group of lots designated on an individual subdivision plat or filing (which may be developed in phases), and which has been approved by Lender (or for which Borrower is requesting approval) pursuant to SECTION 2.14 of this Agreement. For purposes of this Agreement, a "Subdivision" shall also include all plats or filings of record within a given construction project offering the same product line.

     "SUBDIVISION A & D LOAN" shall mean an individual loan for A & D Improvements in a specific Subdivision (or phase thereof) subject to the terms of this Agreement.

     "SUBDIVISION A & D LOAN MATURITY DATE" shall mean the maturity date applicable to each Subdivision A & D Loan as determined by Lender based on the anticipated Lot takedown schedule, provided, however, such maturity date shall not exceed twenty-four (24) months.

     "SUBORDINATION AGREEMENT" shall mean, collectively, subordination agreements in favor of Lender, (i) executed by FDC with respect to indebtedness of Melody to FDC, and (ii) executed by the Guarantors with respect to indebtedness of Melody to the Guarantors.

     "TITLE COMPANY" shall mean Land Title Guaranty, or such other title company mutually agreed upon by Borrower and Lender.

     "TITLE INSURANCE POLICY" shall mean a title insurance policy in the form of an American Land Title Association Loan Policy-1992 extended coverage (without revision, modification or amendment) issued by the Title Company, in form and substance satisfactory to Lender and containing such endorsements as Lender may require.

     "TOTAL COSTS" shall mean the sum of the Lot cost, Hard Costs and Soft
Costs.

     "UNIT LOAN FEE" shall mean a fee equal to (i) one quarter of one percent (0.25%) of the Maximum Allowed Advance for a Presold Home, (ii) one-half of one percent (0.50%) of the Maximum Allowed Advance for a Spec Home, and (iii) three-quarters of one percent (0.75%) of the Maximum Allowed Advance for a Model Home.

     1.2 ACCOUNTING TERMS. For purposes of this Agreement, all accounting terms not otherwise defined herein or in the Recitals shall have the meanings assigned to them in conformity with generally acceptable accounting standards and principles (GAAP).


                                    ARTICLE II
                                     THE LOAN

     Subject to the terms and conditions of this Agreement, Lender agrees to lend to Borrower and Borrower agrees to borrow from Lender the Loan. The Loan shall be comprised of the A & D Loan and the Construction Loan.

     2.1 A & D LOAN. The A & D Loan shall be for the purpose of paying for or reimbursing Borrower for certain costs and expenses incurred by Borrower in acquiring the Property and constructing the A & D Improvements, as more particularly provided in this Agreement. The A & D Loan shall be a revolving line of credit. Except as provided in SECTION 2.11, and so long as no Event of Default has occurred, the A & D Loan may be drawn, repaid and drawn again through individual Subdivision A & D Loans in unlimited repetition so long as the sum of (a) the amounts outstanding on the A & D Loan, and (b) the cumulative Subdivision A & D Loan amounts that are committed but not yet advanced on the A & D Loan never exceed the A & D Loan Amount.

     2.2 EVIDENCE OF INDEBTEDNESS UNDER A & D LOAN. The A & D Loan shall be evidenced by the Note. Disbursements of the A & D Loan shall be charged and funded under the Note. In the event of any inconsistency between the Note and this Agreement, the provisions of this Agreement shall prevail.

     2.3 CONSTRUCTION LOAN. The Construction Loan shall be for the purpose of paying for or reimbursing Borrower for certain costs and expenses incurred in connection with the construction of the Homes and other costs and expenses incidental to a Project, as more particularly provided in this Agreement. The Construction Loan shall constitute a revolving line of credit. Except as provided in SECTION 2.11, and so long as no Event of Default has occurred, the Construction Loan may be drawn, repaid and drawn again through individual Home Loans in unlimited repetition so long as the sum of (a) the amounts outstanding on the Construction Loan, and (b) the cumulative Home Loan amounts that are committed but not yet advanced on the Construction Loan never exceed the Construction Loan Amount, and provided that (i) the aggregate value of Home Loans for Presold Homes and Spec Homes that are outstanding or committed but not yet advanced do not exceed the Construction Loan Commitment; and (ii) the aggregate value of Home Loans for Model Homes that are outstanding or committed but not yet advanced do not exceed the Model Home Commitment.

     2.4 EVIDENCE OF INDEBTEDNESS UNDER CONSTRUCTION LOAN. Amounts outstanding under the Construction Loan shall be evidenced by the Note. Disbursements of the Construction Loan shall be charged and funded under the Note.

In the event of any inconsistency between the Note and this Agreement, the provisions of this Agreement shall prevail.

     2.5  INTEREST RATE.

          (a) PAYMENT. Interest at the Interest Rate shall accrue on the outstanding and unpaid balance of the Loan Amount, commencing on the date of each advance until repaid, and shall be due and payable on each Interest Payment Date until repayment of the outstanding principal balance of the Loan Amount in full, together with all other sums owed to Lender pursuant to any Loan Document.

          (b) RATE AFTER DEFAULT. Upon and after the occurrence of an Event of Default, hereunder or under any of the Loan Documents, at the option of Lender, the outstanding principal balance of the Loan shall bear interest, payable on demand, at a rate per annum equal to the Default Interest Rate. The application of the Default Interest Rate shall not be interpreted or deemed to extend any cure period set forth in this Agreement or otherwise to limit any of Lender's remedies under this Agreement or any of the other Loan Documents.

          (c) COMPUTATION OF INTEREST. Interest shall be calculated on a 360-day year for all Advances, but, in any case, shall be computed for the actual number of days in the period for which interest is charged, which period shall consist of 365-days on an annual basis. If any payment of interest under the Note would otherwise be due on a day which is not a Business Day, the payment instead shall be due on the next succeeding Business Day.

          (d) NO DEDUCTIONS. All payments of principal or interest under the Note shall be made without deduction of any present and future taxes, levies, imposts, deductions, charges or withholdings, which amounts shall be paid by Borrower. Borrower will pay the amounts necessary such that the gross amount of the principal and interest received by Lender is not less than that required by the Note.

          (e) ORDER OF APPLICATION. Prior to the occurrence of an Event of Default, any payments received by Lender will be applied in the following order: (1) late charges; (2) payments for taxes and insurance; (3) interest; and (4) principal.

          (f) INTEREST RESERVE. Borrower hereby authorizes Lender to disburse the proceeds of the Loan to pay interest accrued on the Loan, notwithstanding that Borrower may not have requested a disbursement of such amount. The authorization hereby granted shall be irrevocable and at Lender's discretion, and no further direction or authorization from Borrower shall be necessary for Lender to make such disbursements. Nothing contained herein shall be deemed to obligate Lender to make such disbursements to pay interest beyond the portions of the Loan specifically allocated to the payment of interest.

     2.6 PAYMENTS. All amounts payable by Borrower on or with respect to the A & D Loan and the Construction Loan or pursuant to the terms of any other Loan Documents, shall be paid in lawful money of the United States of America at 241 North Central Avenue, Phoenix, Arizona 85004, in same day funds, not later than 1:00 p.m. (Arizona time) on the date due.

     2.7 PREPAYMENT OF PRINCIPAL. Borrower shall have the right to prepay the A & D Loan and the Construction Loan, in whole or in part at any time, without premium or penalty.

     2.8 TERM OF LOAN. The Loan and all interest and other charges thereon shall be due and payable on the Expiration Date and all obligations to make loans and advances (except as provided in SECTION 2.11) under the Loan shall expire on the Expiration Date.

     2.9 TERM OF INDIVIDUAL HOME LOANS AND SUBDIVISION A & D LOANS. Each Home Loan and each Subdivision A & D Loan shall be due and payable in full on the earlier to occur of (i) the Home Loan Maturity Date, or the Subdivision A & D Loan Maturity Date, respectively, applicable to that loan or (ii) the Expiration Date, provided, however, the Home Loan Maturity Date for a Presold Home shall be extended for one period of three (3) Calendar Months upon Borrower's failure to pay in full such Loan on or before the original Home Loan Maturity Date and Borrower's satisfaction of the following terms and conditions prior to such extension:


          (a)  No Material Adverse Change has occurred; and

          (b) At the time of such extension, no Event of Default or event which with notice or lapse of time (or both) would become an Event of Default shall have occurred or be continuing.

     In the event that the original Home Loan Maturity Date is extended pursuant to this Section, Borrower shall pay to Lender in cash or immediately available funds a non-refundable extension fee equal to .063% of the Maximum Allowed Advance for each Presold Home within two (2) days from such extension.

     2.10 CONVERSION PERIOD.

          (a) From and after the Conversion Date, the Loan Amount shall be reduced on the first day of each quarterly annual period (a "REDUCTION DATE") as follows:

                                                       REMAINING
PERIOD                        REDUCTION           LOAN AMOUNT
------                        ---------           -----------

3 Calendar Months after       $6,416,667          $32,083,333
 Conversion Date

6 Calendar Months after       $6,416,667          $25,666,666
 Conversion Date

9 Calendar Months after       $6,416,667          $19,249,999
 Conversion Date

12 Calendar Months after      $6,416,666          $12,833,332
 Conversion Date

15 Calendar Months after      $6,416,666          $ 6,416,666
 Conversion Date

18 Calendar Months after      $6,416,666          $    -0-
 Conversion Date

          All such reductions shall be applied FIRST, to the Collateral being released by any refinancing, SECOND, to any excess availability under the A & D Loan, THIRD, to any excess availability under the Construction Loan, FOURTH, to the A & D Loan, and FIFTH, to the Construction Loan, with the oldest Lots and Units being paid first (first to Spec Homes, then Presold Homes and Model Homes).

               (b) Lender may accelerate the Conversion Date, and proceed to enact the Conversion Period, upon the occurrence of any of the following: (i) the breach of any covenant set forth in SECTION 10.21 ; or (ii) FDC on a consolidated basis experiences two consecutive quarterly losses (excluding the effects of amortization of the purchased inventory markup), which losses exceed in the aggregate the sum of One Million and No/100 Dollars ($1,000,000.00).

     2.11 ADVANCES DURING CONVERSION PERIOD. Borrower may continue to submit Draw Requests during the Conversion Period pursuant to the terms of this Agreement; PROVIDED, HOWEVER, from and after the first anniversary of the Conversion Date (i) no new Subdivisions shall be approved and no new Home Loans or Subdivision A & D Loans shall be made, and (ii) all amounts prepaid or prepaid by Borrower may not be reborrowed, as the Loan shall be automatically converted from a revolving line of credit to a line of credit.

     2.12 FEES. As additional consideration for the Loan, Borrower agrees to pay to Lender the following fees, from Borrower's own funds and not from proceeds of the Loan, which shall be earned by Lender on the date due under the Loan Documents and shall be non-refundable to Borrower:

          (a) A Commitment Fee computed for the period commencing on the date hereof and ending on the scheduled Conversion Date, and which shall be payable on or before the date hereof. On the Conversion Date and on each Reduction Date during the Conversion Period, Borrower shall pay a Quarterly Loan Fee on the Loan Amount then in effect, after giving effect to any reductions thereof pursuant to SECTION 2.10.

          (b) An unused commitment fee computed at the rate per annum of one quarter of one percent (.25%) on the unused and uncommitted portion of the Loan Amount, calculated quarterly from the date hereof and payable quarterly in arrears until the Expiration Date. For each quarter-annual period (or portion thereof), the unused commitment fee shall be equal to
     (A) the Loan Amount (as in effect at the beginning of such month) MINUS (B) the "average quarterly outstandings" for such quarter-annual period (or portion thereof) with respect to which the unused commitment fee is being computed, with the resulting number multiplied by (C) one-fourth (1/4th) of the rate per annum set forth herein. As used herein, "average quarterly outstandings" means the sum of (i) the outstanding amount of the Advances on each day during such quarter-annual period (or portion thereof for which the fee is being computed) with respect to which the unused commitment fee is being computed, plus (ii) all amounts committed but not yet advanced, divided by the number of days in such quarter-annual period (or portion thereof). If the unused commitment fee is being computed for less than a full quarter, the percentage used in clause (C) above shall be computed on a daily basis for the number of days for which the fee is being computed. Such fee shall continue to be payable quarterly during the Conversion Period.

          (c) A documentation fee for the Lender's processing of the closing of the transaction contemplated hereby and the ongoing processing of Mortgages, such fee to be in the amount of Three Thousand Five Hundred and No/100 Dollars ($3,500.00), payable on or before the date hereof.

          (d) Attorneys costs, expenses, and fees for Lender's counsel as provided in the Loan Documents, payable on or before the date hereof and during the term of the Loan, from time to time upon the presentation by Lender of statements therefor.

          (e) Appraisal fees, appraisal review fees, title insurance premium, release and reconveyance fees, and other costs, expenses, and fees that the Borrower is obligated to pay pursuant to the Loan Documents, including, without limitation, the fees and expenses described in SECTION 12.10 and all fees and costs associated with periodic inspections of the

     Project (by personnel of Lender or independent contractors retained by Lender for such purposes) and Borrower's books and records, in the amounts specified by Lender, payable on or before the date hereof.

     2.13 SECURITY.  Payment of the Note shall be secured by the following:

          (a)  The Mortgages; and

          (b)  the assignment of agreements set forth in SECTION 2.18 below.

Notwithstanding anything contained herein to the contrary, the Collateral for any LLC Loan shall not act as collateral for any FDC Loan, Melody Loan or Melody Obligation under the Letter of Credit Facility. In all other instances, however, all Collateral shall act as collateral for each and every other loan and/or facility.

     2.14 APPROVAL OF SUBDIVISIONS AND SUBDIVISION A & D LOANS. Borrower may, from time to time, request Lender to approve additional Subdivisions and Subdivision A & D Loans. Approval of new Subdivisions shall be at Lender's sole and absolute discretion and Lender shall have no obligation to approve such Subdivisions. When requesting approval of a new Subdivision, Borrower shall deliver to Lender the following documents, in form and content satisfactory to
Lender:

          (a) SUBDIVISION PLAT OR SURVEY. Borrower shall deliver to Lender a duly recorded subdivision plat, or a survey acceptable to Lender in form and substance, covering the Subdivision for which Borrower is requesting approval. No Subdivision (or the aggregate of the phases thereof) whose
     (i) plat or filing provides for more than one hundred fifty (150) Lots, or
     (ii) anticipated Lot takedowns exceed twenty-four (24) months, shall be approved.

          (b) CC&R'S. Borrower shall provide Lender with all CC&R's, easements and other rights that exist or are contemplated with respect to the Subdivision for which Borrower is requesting approval.

          (c) TYPES OF HOMES. With respect to the Construction Loan, Borrower shall provide Lender with a description of the types of Homes to be constructed within such Subdivision.

          (d) APPROVALS. Borrower shall provide evidence of appropriate zoning and existence of all necessary governmental and other third-party approvals; including, without limitation, public reports, architectural committee approvals (to the extent Borrower does not control the granting of such approvals) and any other approvals required under the CC&R's.

          (e) SOILS TESTS. Borrower shall provide a soils test report prepared by a licensed soils engineer satisfactory to Lender showing the locations of, and containing boring logs for, all borings, together with recommendations for the design of the foundations, paved areas and underground utilities for the Subdivision.

          (f) ENVIRONMENTAL QUESTIONNAIRE. Borrower shall provide an environmental questionnaire with respect to each Subdivision for which Borrower is requesting approval in form satisfactory to Lender.

          (g) UTILITIES. With respect to the Construction Loan, Borrower shall provide evidence satisfactory to Lender, which may be in the form of letters from local utility companies or local authorities, that (a) telephone service, electric power, storm sewer, sanitary sewer and water facilities are available to the Subdivision and Lots therein; (b) such utilities are adequate to serve the Subdivision and Lots therein and exist at the boundary of the Subdivision; and (c) no conditions exist to affect Borrower's right to connect into and have unlimited use of such utilities except for the payment of a normal connection charge and except for the payment of subsequent charges for such services to the utility supplier.

          (h)  TAXES.   Borrower shall provide satisfactory evidence to Lender
     that all real property taxes, assessments, water, sewer or other charges levied or assessed against the Subdivision have been paid in full.

          (i) FLOOD REPORT. Lender shall have obtained evidence satisfactory to Lender, as to whether (a) the Subdivision is located in an area designated by the Department of Housing and Urban Development as having special flood or mudslide hazards, and (b) the community in which the Subdivision is located is participating in the National Flood Insurance Program.

          (j) PRELIMINARY TITLE REPORT. Borrower shall provide Lender with a preliminary title report, including all Schedule B items, and evidence satisfactory to Lender that the Title Company is prepared to issue the Title Insurance Policies with respect to Home Loans within each Subdivision for which Borrower is requesting approval.

          (k) A & D COSTS. If applicable, Borrower shall provide Lender with the cost breakdown for the land acquisition and development costs to a finished Lot status on the Subdivision for which Borrower is requesting approval, together with all documents evidencing or relating to such costs.

          (l) MORTGAGE. With respect to any Subdivision, Borrower shall execute a Mortgage with respect to the new Subdivision in the form attached hereto as EXHIBIT "B-1" or EXHIBIT "B-2", as applicable.

          (m) TITLE INSURANCE. With respect to each new approved Subdivision that is subject to a prior lien of Lender securing acquisition and development financing or that is owned free and clear by Borrower, Borrower shall provide to Lender a Title Insurance Policy insuring a Mortgage provided for in paragraph (l) above, in the aggregate amount of the title insurance of the Loan Amount, or adding the new Subdivision by endorsement to an existing Title Insurance Policy, subject to Lender's review and approval.

          (n) HOME COST BREAKDOWN. Borrower shall provide to Lender a cost breakdown for each type of Home to be constructed in the approved Subdivision, in form and substance acceptable to Lender.

          (o) PHASE I ENVIRONMENTAL REPORT. Borrower shall provide to Lender a Phase I Environmental Assessment Report with respect to the Subdivision prepared by an environmental engineer acceptable to Lender, and in form and substance acceptable to Lender, in Lender's sole and absolute discretion.

          (p) PLANS AND SPECIFICATIONS. Borrower shall provide to Lender the Plans and Specifications.

          (q) BASE APPRAISAL. Borrower shall provide Lender with a Base Appraisal of each type of Unit to be constructed in the Subdivision.

          (r) SUBDIVISION A & D LOANS. If Borrower desires a Subdivision A & D Loan for the Subdivision in question, Borrower shall submit, for Lender's approval, which may be granted or withheld in lender's sole and absolute discretion, an A & D Budget and A & D Disbursement Schedule. Lender shall also determine, in Lender's sole and absolute discretion, the applicable Subdivision A & D Loan Maturity Date and the minimum Lot takedown requirements applicable to such Subdivision.

          (s) TERM SHEET. Borrower must execute a Term Sheet in the form attached hereto as EXHIBIT "G", agreeing to all the terms and conditions set forth therein.

          (t) OTHER. Borrower shall provide such other documents and information that Lender may reasonably require.

     2.15 EFFECT OF SUBDIVISION APPROVAL. The approval by Lender of a Subdivision shall mean only that Borrower may apply for (i) Subdivision A & D Loans, and/or (ii) Home Loans for the construction of Homes within such Subdivision pursuant to SECTION 2.16 of this Agreement.

     2.16 APPROVAL OF HOME LOANS. From and after such time that Lender has approved a Subdivision pursuant to SECTION 2.14 of this Agreement, Borrower may apply for Home Loans for the construction of Homes within such Subdivision. Borrower shall apply for any Home Loan before the first day of each month, or such other day as may be mutually agreed upon by Borrower and Lender. Lender will review and approve or disapprove such Home Loan applications in its sole and absolute discretion. In connection with each request for a Home Loan, Borrower shall deliver to Lender the following documents in form and content satisfactory to
Lender:

          (a) TYPE OF HOME. Borrower shall provide Lender with a description of the type of Home to be constructed with the requested Home Loan (Presold Homes, Model Homes or Spec Homes), and Home Descriptions.

          (b) PRELIMINARY TITLE REPORT. Borrower shall provide Lender with a Preliminary Title Report, including all Schedule B items, and evidence satisfactory to Lender that the Title Company is prepared to issue a Title Insurance Policy.

          (c) PURCHASE CONTRACT. Borrower shall provide Lender with a copy of the Purchase Contract if any of the Homes to be constructed with the requested Home Loan is a Presold Home.

          (d) OTHER. Borrower shall provide Lender with such other documents that Lender may reasonably require.

     2.17 UNIT LIMITATIONS. The number of Spec Homes which may be funded under the Loan in a Subdivision shall not exceed (i) five (5) Units per phase, or (ii) ten (10) Units per Subdivision. The number of Model Homes shall be limited to four Units (4) per product per Subdivision. The number of Presold Home Loans shall be limited to the available Construction Loan Amount.

     2.18 ADDITIONAL SECURITY. As additional security for the indebtedness and obligations of Borrower under the Loan Documents, Borrower hereby transfers and assigns to Lender, and grants a first priority security interest in favor of Lender in, under, and to all written agreements that have been or will be entered into by Borrower relating to Property, including, without limitation, all construction contracts, architect's and engineer's agreements, the Plans and Specifications, drawings, surveys, licenses, permits, franchises, authorizations, approvals, and any other documents, instruments and agreements relating to the construction of any Home, or required for the use, occupancy or operation of any Home, and upon the occurrence of an Event of Default, Borrower hereby irrevocably constitutes and appoints Lender as its attorney-in-fact, with full power of substitution to enforce Borrower's rights with respect to any such agreements.

     2.19 MANDATORY PREPAYMENT. If for any reason at any time (i) the aggregate outstanding Home Loans for Model Homes or for Presold Homes and Spec Homes exceeds the Model Home Commitment or the Construction Loan Commitment, respectively; (ii) the aggregate outstanding Subdivision A & D Loans exceed the A & D Loan Amount; or (iii) the outstanding balance of any Home Loan exceeds the applicable

Maximum Allowed Advance, Borrower, without notice or demand, shall, within one
(1) Business Day, make a payment to Lender in an amount equal to such excess principal amount.

     2.20 LLC LOANS. Borrower and Lender hereby acknowledge that with respect to certain Subdivisions, the "Borrower" may be an Affiliate. Such affiliates must provide certified copies of such formation documents, certificates and resolutions as Lender may require and such Affiliate must execute a Joinder and Agreement to be Bound in the form of EXHIBIT "F" attached hereto, agreeing to assume all obligations and liabilities under this Agreement, excluding, however, all of Borrower's obligations to repay the Loans. The execution and delivery of the Joinder and Agreement to be Bound shall be a condition precedent to closing any Home Loan or Subdivision A & D Loan to an Affiliate, together with such other Loan Documents as may be required by Lender from time to time. While the Loan has been made to Borrower and Borrower is the primary obligor for the repayment of the Loan, Lender acknowledges that Borrower will be making Advances available to Affiliates for the purposes set forth in this Agreement with respect to the Subdivisions. Lender hereby agrees to the use of Advances for such purposes provided:

          (a) All other terms and conditions of this Agreement to be satisfied as a condition of Lender's obligation to authorize Advances shall have been satisfied as to each such Advance including, but not limited to, a Mortgage executed and delivered to Lender by the Affiliate meeting all requirements set forth in this Agreement for Mortgages; and

          (b) Prior to the initial Advance for the benefit of an Affiliate, such Affiliate shall provide to Lender certified copies of such formation documents and a resolution or certification, as appropriate, that the execution and delivery of Mortgages by such Affiliate have been duly authorized in accordance with the governing documents of such Affiliate.

     Notwithstanding any other provision of this Agreement or such Affiliate Mortgages to the contrary, Lender expressly agrees that in the event of default under this Agreement or any other Loan Documents, any Affiliate shall not be required to pay off any Loan (unless the LLC Loan in question is in default) and Lender shall nevertheless allow each Affiliate Mortgage to be released and fully reconveyed upon the payment to Lender of (i) the respective Home Release Price or A & D Loan Lot Release Price or (ii) the amount actually disbursed in connection with the Property encumbered by such Affiliate Mortgage, whichever is lesser, plus the trustee's and reasonable attorney's fees and costs, if any, incurred by Lender in initiating and processing foreclosure of such Affiliate Mortgage; provided, however, that Lender shall be under no obligation to release an Affiliate Mortgage at any time the Affiliate requesting such release is, itself, in default in the performance of its obligations pursuant to any Affiliate Mortgage and the Loan Documents executed by it, and all release payments must be paid to Lender, or to the trustee under the Mortgage for which release is requested, prior to ten (10) days before the earliest foreclosure sale date for a Mortgage. The phrase "earliest foreclosure sale date" means the earliest date a Property may actually, not theoretically, be sold pursuant to, and after full compliance with, applicable law governing judicial or non-judicial foreclosures, as the case may be, of mortgages.

     2.21 LETTER OF CREDIT FACILITY.    As a separate credit facility, separate
and apart from any other credit facility described herein, Melody and Lender agree as follows:

          (a) ISSUANCE OF LETTERS OF CREDIT. Subject to the terms and conditions of this Agreement and the Letter of Credit Agreements and subject to the policies, procedures, and requirements of Lender in effect from time to time for issuance of Letters of Credit (including, without limitation, payment of letter of credit fees), Lender agrees to issue, from time to time on or before the Conversion Date, Letters of Credit upon request by and for the account of Melody, provided that as to each requested Letter of Credit Melody has delivered to Lender a completed and executed Letter of Credit Agreement, and provided further that (i) Letters of Credit shall not be required to be issued for a term of more than twenty-four (24) months,
                    (ii) the date that is the last date for payment of drafts drawn or drawn and accepted under a requested Letter of Credit is before the Expiration Date, and (iii) the requested Letter of Credit relates to a Lender financed Subdivision. Each reference in this Agreement to "issue" or "issuance" or other forms of such words in relation to Letters of Credit shall also include any extension or renewal of a Letter of Credit. Upon occurrence and during the continuance of an Event of Default, Lender, in its absolute and sole discretion and without notice, may suspend or terminate the commitment to issue Letters of Credit. Notwithstanding the foregoing, the sum of (i) the stated amounts of all outstanding Letters of Credit and (ii) all unpaid Reimbursement Amounts shall not exceed Three Million and No/100 Dollars ($3,000,000.00). Lender shall not be obligated to issue any Letter of Credit with an automatic renewal or "evergreen" provision. All of Melody's obligations under the Letters of Credit shall be secured by the Collateral.

          (b)  ISSUANCE PROCEDURE.  To obtain a Letter of Credit, Melody shall
                     (i) provide a budget for the specific improvements covered by the Letter of Credit, together with a legal description of the subject real property, and (ii) complete and execute a Letter of Credit Agreement and submit it to the letter of credit department of Lender. Upon approval of the budget and receipt of a completed and executed Letter of Credit Agreement, Lender will process the application in accordance with the policies, procedures, and requirements of Lender then in effect. If the application meets the requirements of Lender and is within the policies of Lender then in effect, Lender will issue the requested Letter of Credit.

          (c) REIMBURSEMENT OF LENDER FOR PAYMENT OF DRAFTS DRAWN OR DRAWN AND ACCEPTED UNDER LETTERS OF CREDIT. The obligation of Melody to reimburse Lender for payment by Lender of drafts drawn or drawn and accepted under a Letter of Credit shall be as provided in the respective Letter of Credit Agreement. Lender will notify Melody of payment by Lender of a draft drawn or drawn and accepted under a Letter of Credit and of the respective Reimbursement Amount and Melody shall pay the Reimbursement Amount pursuant to the respective Letter of Credit Agreement. If Melody is to pay the Reimbursement Amount pursuant to the Letter of Credit Agreement, Melody shall also pay to Lender interest on the Reimbursement Amount from and including the date Lender pays the respective draft or acceptance at the Interest Rate until the Reimbursement Amount and such interest are paid in full at a rate of interest equal to two percent (2%) plus the Index Rate, provided that if Melody fails to pay the Reimbursement Amount and accrued interest thereon within two
                    (2) days after notification by Lender to Melody of payment of the respective draft or acceptance, an Event of Default shall occur and interest thereafter will accrue at the Default Interest Rate. Such interest shall be computed on the basis of a 360-day year and accrue on a daily basis for the actual number of days elapsed. Notwithstanding the above, if Melody elects or is deemed to have elected to pay the Reimbursement Amount pursuant to the Letter of Credit Agreement and fails to pay the Reimbursement Amount and interest thereon within five (5) days after notification by Lender to Melody, Lender, in its absolute and sole discretion and without notice to Melody and regardless of whether the terms and conditions in this Agreement for Advances are satisfied, may (i) increase the Release Price pursuant to SECTION 13.2(e), or (ii) make an Advance under this Agreement in the amount of the Reimbursement Amount and accrued interest thereon and apply the proceeds of such Advance to pay the Reimbursement Amount and accrued interest.

     (c) LETTER OF CREDIT FEE. Melody shall pay to Lender an additional fee for each Letter of Credit equal to one and one-quarter percent (1.25%) of the face amount of each Letter of Credit, in no event to be less than $325.00 per Letter of Credit payable in advance for the term of each Letter of Credit.

                                   ARTICLE III
                               CONDITIONS PRECEDENT

     3.1 CLOSING. Lender's obligations to close the Loan and perform under this Agreement are expressly conditioned upon (i) Borrower's satisfaction of all of the conditions set forth in EXHIBIT C hereto; (ii) Borrower's satisfaction of the conditions for disbursement set forth in ARTICLE IV (as applicable); (iii) the Title Company's unconditional commitment to issue the Title Insurance Policy ("TITLE COMMITMENT"); and (iv) Borrower's delivery to Lender of the following documents, in form and content satisfactory to Lender, duly executed (and acknowledged where necessary) by the appropriate parties thereto:

          (a)  This Agreement;

          (b)  The Note;

          (c) The Mortgage(s), or amendments to Mortgage(s) with respect to all existing Mortgages;

          (d) The Financing Statement, which shall be duly filed with the Colorado or Nevada Secretary of State, as applicable;

          (e)  The Environmental Indemnity;

          (f)  The Completion Guaranty;

          (g)  The Repayment Guaranty;

          (h)  The Subordination Agreement;

          (i) Assignments of the Plans and Specifications and all other agreements, contracts, rights, permits, licenses, entitlements, authorizations, and franchises relating to the Project, and consents to such assignments where deemed appropriate by Lender; and

          (j)  Such other documents that Lender may reasonably require.

     3.2 HOME LOAN CLOSINGS/SUBDIVISIONS A & D LOAN CLOSINGS/LLC LOAN CLOSINGS. In addition to the satisfaction of the closing conditions set forth in SECTION 3.1 above, Lender's obligations to close any Home Loan, Subdivision A & D Loan and/or LLC Loan and perform under this Agreement are expressly conditioned upon (i) Borrower's satisfaction of the conditions for disbursement set forth in ARTICLE IV (as applicable); (ii) the Title Company's unconditional commitment to issue the Title Commitment; and (iii) Borrower's delivery to Lender of the following documents, in form and content satisfactory to Lender, duly executed (and acknowledged where necessary) by the appropriate parties thereto:

          (a) The Mortgage, provided a Mortgage has not been previously executed, delivered, recorded and insured;

          (b) The Financing Statement, which shall be duly filed with the Colorado or Nevada Secretary of State, provided a Financing Statement has not been previously executed, delivered and filed;

          (c) Such other loan documents as may be required by Lender, including, without limitation, the Joinder and Agreement to be Bound with respect to any LLC Loan, assignments, an Environmental Indemnity, and such consents as Lender may require.


                                    ARTICLE IV
                                LOAN DISBURSEMENTS

     4.1  A & D LOAN DISBURSEMENTS.

          (a) RECORDATION DISBURSEMENTS. Upon recordation of a Mortgage and satisfaction of all conditions set forth herein, provided that the Title Company has issued or irrevocably committed in writing to issue to Lender the Title Insurance Policy, Lender shall disburse, subject to the limitations of each A & D Disbursement Schedule, to Borrower or to the persons, firms or corporations entitled thereto the amounts (if approved in writing by Lender) necessary to pay all or portions of: (i) costs, charges and expenses incurred by (1) Lender and payable by Borrower hereunder or
     (2) Borrower in connection with title insurance charges and premiums, tax and lien service charges, recording fees, escrow fees, real property taxes and assessments, insurance premiums, and loan brokerage commissions payable in connection with the Loan, if any, and title insurance charges and premiums, recording fees, escrow fees, prorations in respect to real property taxes and assessments and insurance premiums payable in connection with Borrower's acquisition of fee title to the Property; (ii) the amount necessary to complete the purchase of the Property; and (iii) other Project costs and expenses theretofore incurred by Borrower.

          (b) COURSE-OF-CONSTRUCTION DISBURSEMENTS. Subsequent to recordation of a Mortgage and subject to the provisions of this Agreement, Borrower shall be entitled to disbursements, within the limitations of the applicable A & D Disbursement Schedule, of sums as are required to be used for the payment of:

               (i) interest on borrowings under the applicable Subdivision A & D Loan;

               (ii) the costs and expenses of Lender which are payable by Borrower or reimbursable by Borrower as set forth herein; and

               (iii) the costs and expenses of the labor and materials used in constructing the A & D Improvements and costs and expenses incidental thereto in accordance with the applicable provisions of the applicable A & D Disbursement Schedule.

          (c) REQUEST FOR ADVANCE. Concurrently with the request for any disbursement of proceeds of the A & D Loan other than advances that, pursuant to the applicable A & D Loan Disbursement Schedule, may be made without a request for advance, Borrower shall furnish to Lender, separately with respect to each disbursement request, a request for advance on Lender's form (the "REQUEST FOR ADVANCE") and executed by Borrower, together with AIA forms G702 and G703 (or acceptable equivalents and such other forms and schedules of values as may from time to time be approved or required by Lender) duly signed and sworn to by Borrower and Borrower's general contractor (if any), with all blanks appropriately filled in, setting forth such details concerning construction of the A & D Improvements as Lender shall require. Upon request of Lender at any time or from time to time, Borrower shall also deliver to Lender (i) a list of the names and addresses of all material dealers, laborers and subcontractors with whom written agreements have been made by Borrower or Borrower's general contractor (if any) and (ii) unconditional lien waivers and releases with respect to all work performed and materials supplied in connection with the A & D Improvements and previously paid for by a prior Advance, and conditional lien waivers and releases with respect to all work performed and materials supplied in connection with the current Request for Advance. Each Request for Advance and all such other items and information shall be delivered to Lender at least ten (10) Business Days prior to the date of such advance.

          (d) RETAINAGE; FINAL DISBURSEMENT. With respect to all new Subdivisions and Subdivision Loans approved by Lender pursuant to
     SECTION 2.14, and at Lender's option, Lender shall hold back ten percent (10%) of all "HARD COSTS" identified in the applicable A & D Budget for major scopes of work identified as grading, water, sewer, paving and concrete. Lender agrees to disburse retainage on a trade-by-trade basis, subject to Lender's verification that such work has been completed to Lender's satisfaction and such other conditions that Lender may reasonably require. Subject to the provisions of this Agreement, and so long as there is no Event of Default hereunder, the final disbursement of proceeds of each Subdivision A & D Loan proceeds constituting the holdback portion shall be made when Borrower has delivered or caused to be delivered to Lender the following:

              (i) such additional title policy endorsements or such additional policies of title insurance with endorsements thereto as Lender may require, with a liability limit not less than the Title Insurance Policy amount, issued by the Title Company with coverage and in form satisfactory to Lender, insuring Lender's interest under the Mortgage as a valid first lien on the Premises, excepting only such items as shall have been approved in writing by Lender and providing affirmative insurance therein against mechanics' liens, materialmen's liens or claims or liens in the nature thereof on account of any construction of the A & D Improvements;

              (ii) if requested by Lender, the execution of AIA Form G704 or other document satisfactory to Lender by Borrower's engineer, contractor (if any) and Borrower;

              (iii) if requested by Lender, a notice of completion on Lender's approved form executed by Borrower and duly recorded in the county recorder's office where the Premises is located;

              (iv) if requested by Lender, an "AS-BUILT" ALTA survey of the Premises or other satisfactory evidence, showing the location of the completed A & D Improvements, the location of all points of access to the Premises and the A & D Improvements and the location of all easements affecting the Premises and certifying that there are no encroachments of the A & D Improvements onto any easements affecting the Premises or onto any adjoining property and that all applicable setback requirements and other restrictions have been complied with;

              (v) "AS-BUILT" plans and specifications of the A & D Improvements, showing the final specifications of all A & D Improvements;

              (vi) letter of acceptance or its equivalent from all Governmental Authorities regarding completion of the A & D Improvements;

              (vii) if requested by Lender, the execution of AIA Form G706 (Contractor's Affidavit of Payments of Debts), AIA Form G706A (Contractor's Affidavit of Release of Liens), and AIA Form G707 (Consent of Surety of Final Payment); and

              (viii) unconditional lien waivers on Lender's approved form from any party that has recorded a preliminary notice of lien against the Project.

         (e)  LENDER'S INSPECTOR.  Throughout the course of construction of the

A & D Improvements, Lender shall have the right to employ, at Borrower's sole cost and expense, an inspector or inspectors who shall review as agent for Lender all construction activities undertaken in regard to the Project. A certificate or indication from such inspector or inspectors that construction substantially complies with the Plans and Specification will be completed not later than the applicable A & D Completion Date shall be a further condition precedent to Lender's approval of Borrower's then submitted Request for Advance.

    (f) METHOD OF ADVANCES. The proceeds of the A & D Loan disbursed under this Agreement through individual Subdivision A & D Loans, and shall be evidenced by the Note and shall be secured by a Mortgage, and all such proceeds shall be disbursed at Lender's option (a) directly to Borrower or the Borrower's general contractor, (b) jointly to Borrower and the Borrower's general contractor, (c) directly to persons supplying labor, materials and services in connection with the A & D Improvements, or (d) jointly to Borrower and said persons. Prior to any disbursements for hard costs or soft costs as identified in the applicable A & D Budget, Borrower shall establish and maintain an account with Lender, which account shall be used by Lender to advance A & D Loan funds and Construction Loan funds into during the term of the A & D Loan and the Construction Loan.

    (g) LIMITATIONS ON DISBURSEMENTS. Borrower shall be entitled to disbursements of the A & D Loan only in accordance with the terms and conditions of the applicable A & D Loan Disbursement Schedule (unless waived or modified by Lender) and, in addition, the following conditions (unless waived or modified by Lender):

         (i) the representations and warranties of Borrower contained in all of the Loan Documents shall be correct on and as of the date of the disbursement as though made on and as of that date and no Event of Default (or event which, with the giving of notice and/or the passage of time, could become an Event of Default) shall have occurred and be continuing as of the date of the disbursement;

         (ii) disbursement of A & D Loan proceeds shall be available only to defray costs actually incurred by Borrower in connection with the construction of the A & D Improvements;

         (iii) in the event the A & D Improvements (or any portion thereof) are completed prior to total disbursement of all of the budget categories on the applicable A & D Loan Disbursement Schedule (or those budget categories that relate to the portion completed), Lender will not be obligated to reallocate undisbursed amounts to other budget categories on the applicable A & D Disbursement Schedule and such undisbursed amounts may be retained by Lender.

         (iv) disbursements on account of the direct costs of constructing the A & D Improvements shall be limited to the lesser of (a) the actual cost to Borrower of work and labor performed on the Improvements and materials incorporated into the Improvements or suitably stored on the Property, or
    (b) the actual value (as determined by Lender) of said work and labor performed and materials stored or (c) the amounts allocated to the work, labor and materials in question on budgets and schedules of values approved by Lender multiplied by the percentage of completion (as determined by Lender) of such work, labor and materials;

         (v) disbursements on account of indirect or "soft" costs relating to the construction of the A & D Improvements shall be limited to the actual amounts of such costs as indicated by invoices, statements, vouchers, receipts or other written evidence satisfactory to Lender;

         (vi) all disbursements of the A & D Loan shall be limited to the purposes and amounts set forth in the categories set forth in the applicable A & D Loan Disbursement Schedule; provided that notwithstanding any limitations on disbursements set forth in this Agreement, the applicable A & D Loan Disbursement Schedule, or otherwise, Borrower shall pay all costs and expenses arising in connection with the Project;

         (vii) Borrower shall not submit more than one (1) Request for Advance per month for the A & D Loan. Each such Request for Advance shall be submitted on or before the last day of the month and Lender shall not be required to make any requested advance before the later to occur of the tenth (10th) day of the month or ten (10) days after the receipt of the applicable Request for Advance; and

         (viii) Borrower shall not be entitled to any advances of a Subdivision A & D Loan for any costs under the heading "BORROWER EQUITY" on the applicable A & D Budget and such costs will either be paid directly by Borrower at or prior to closing if so required in the applicable A & D Budget, deposited with Lender pursuant to the requirements of SECTION 4.1(h) below if so required by Lender, or otherwise paid directly by Borrower.

         (h)  DEFICIENCIES    In no event shall Lender be required to disburse
    any amount which, in Lender's opinion, will either (i) reduce the total undisbursed amount of the Subdivision A & D Loan below the amount necessary to pay for the balance of the work, labor and materials necessary to fully complete construction of the A & D Improvements and the payment of all costs in connection therewith, or (ii) reduce the undisbursed amount of Subdivision A & D Loan proceeds allocated to the costs described in any paragraph contained in the applicable A & D Disbursement Schedule or in any cost category set forth in any schedule of values approved by Lender below the amount which Lender, in Lender's opinion, deems sufficient to pay in full the costs to which such amount is allocated (the deficiencies described in clauses (i) and (ii) of this sentence being hereinafter collectively referred to as an "A & D LOAN DEFICIENCY"). Borrower hereby agrees that if Lender determines that an A & D Loan Deficiency exists, Borrower shall, upon five (5) days' written notice from Lender, either (A) deposit with Lender the amount that Lender, in its sole opinion, deems necessary to pay for the balance of the costs of completing the construction of the A & D Improvements or the costs in the cost category described in any paragraph contained in the applicable A & D Loan Disbursement Schedule or in any such schedule of values, as the case may be, less the undisbursed amount of the Loan or undisbursed portion thereof under the cost category in question, or (B) furnish Lender with paid invoices, bills and receipts indicating that Borrower has paid, from Borrower's own funds, for the costs of completing the construction of the A & D Improvements or the costs in the cost category in question, as the case may be, in a sufficient amount to make the undisbursed amount of the Subdivision A & D Loan or the undisbursed portion thereof under the cost category in question sufficient to pay for the entire balance of the costs of completing the construction of the A & D Improvements or the entire balance of the costs in such cost category, as the case may be. All amounts deposited by Borrower pursuant to this Section shall be disbursed in accordance with the terms of this Agreement for the payment of the cost of construction of the A & D Improvements prior to any further disbursement of the Subdivision A & D Loan. Notwithstanding anything to the contrary set forth in this paragraph, in determining the A & D Loan Deficiency, Lender, at its option, may determine what sums are available by reallocating between specific line items, and Lender may also review the amount of any holdback before requesting any sum by Borrower under this paragraph.

    (i)  APPRAISALS.    If reasonably required by Lender or if required by law,
    Lender shall have the right to order appraisals of the Project from time to time from an appraiser selected by Lender, which appraisals shall comply with all federal and state standards for appraisals and otherwise shall be satisfactory to Lender in all material respects. Borrower agrees to pay the cost and expense for all appraisals and reviews thereof ordered by Lender pursuant to this paragraph.

    (j) LOAN-TO-VALUE; LOAN-TO-COST. At all times during the term of the Loan, the unpaid principal balance, plus amounts committed but not yet advanced, of any Subdivision A & D Loan shall not exceed seventy-five percent (75%) of the bulk wholesale discounted value of the specific Project, nor more than eighty percent (80%) of Total Costs, as determined by Lender in its sole discretion. If for any reason the loan-to-value ratio or loan-to-cost ratio exceeds said percentage, then Borrower shall, upon Lender's demand, immediately reduce the unpaid principal balance of the Loan, or deposit sufficient sums with Lender to reduce the loan-to-value ratio or loan-to-value ratio to at or below said percentage.

    4.2  CONSTRUCTION LOAN DISBURSEMENTS.

         (a) DISBURSEMENTS. Subsequent to the recordation of the Mortgage and subject to satisfaction of all conditions of this Agreement, Lender shall make advances of the Construction Loan in connection with the construction of Homes. Advances of the Construction Loan shall be made through individual Home Loans and each Home Loan shall be available for the payment of the A & D Lot Release Price (or a portion thereof), Hard Costs, and Soft Costs and such other costs and expenses as Lender may approve for the Home in question.

         (b) ADDITIONAL CONDITIONS APPLICABLE TO CONSTRUCTION LOAN. Borrower shall not be entitled to any advances of the Construction Loan unless and until each of the following additional conditions precedent have been satisfied:

              (1) Borrower shall have submitted to Lender and Lender shall have approved Home Plans for each type of Home, which Home Plans shall
         (i) be prepared by an architect acceptable to Lender, (ii) be consistent with the general description of the Homes set forth in the Home Descriptions, and (iii) be otherwise satisfactory to Lender;

              (2) At Borrowers sole cost and expense, Lender shall have obtained Base Appraisals with respect to each type of Home, which Base Appraisals shall be (i) prepared by an appraiser acceptable to Lender,
         (ii) consistent with the valuations set forth in the Home Descriptions and (iii) otherwise satisfactory to Lender;

              (3) Borrower shall have submitted to Lender all other information requested by Lender to formulate a Home Construction Budget for each type of Home (including, without limitation, construction contracts and other verifications of costs) and Lender shall have formulated such Home Construction Budgets;

              (4) Borrower shall have executed and delivered to Lender an assignment of Borrower's agreement with its architects and all Plans and Specifications and such architect shall have consented to such assignment;

              (5) Borrower shall have submitted to Lender evidence of (i) building permits for the construction of the Homes (ii) all necessary permits, licenses and approvals in connection with the sale of Homes, and (iii) Architectural Control Committee and other approvals required under the CC&Rs;

              (6) For all Presold Homes, Lender shall have received the following:

                   (A)  Copy of the duly executed Purchase Contract;

                   (B) Satisfactory evidence of Borrower's customarily required down payment acceptable to Lender from a Non-Related Party; and

                   (C) Satisfactory evidence of the Non-Related Party's prequalification for a permanent mortgage loan;

              (7) Borrower shall pay to Lender, from Borrower's own funds, a monthly processing and closing fee of One Hundred and No/100 Dollars ($100.00) per County for the processing and closing of all Home Loans per start package.

              (8) As an additional condition precedent to each Home Loan, Borrower shall have paid to Lender, the Unit Loan Fee for such Home Loan, which shall be fully earned by Lender and non-refundable to Borrower.

         (c) APPRAISAL UPDATES. Each Base Appraisal shall be updated, at the sole cost and expense of Borrower, and all FNMA appraisals or other appraisals accepted by Lender that do not have a specific expiration date shall be updated at Lender's request. Based on such revised appraisals and any other information provided to Lender, Lender shall be entitled to revise the Home Construction Budgets and Maximum Allowed Advances applicable to any Home.

         (d) INITIAL DISBURSEMENTS FOR EACH HOME. On the date of the initial advance for each Home Loan, Lender will disburse ninety-two percent (92%) of the applicable A & D Loan Lot Release Price (which is equivalent to 115% of Par as defined herein) or any portion thereof in accordance with the Home Construction Budget (the balance of the A & D Loan Lot Release Price of 10% of Par shall be paid by Borrower at the closing and sale of any Home to a purchaser). Such disbursement shall be made by Lender to itself and applied to the outstanding amount of the applicable Subdivision A & D Loan, and such disbursement shall not entitle Borrower to a release of the Property. In addition, the Inspection Fee for each Home Loan shall be disbursed by Lender to itself on or about the date of the initial advance of each Home Loan. Notwithstanding the foregoing, in the event that the Home Construction Budget for the Home in question exceeds the Maximum Allowed Advance for such Home, then to the extent of such excess, Borrower shall pay from its own funds and not from proceeds of the loan, first the A & D Loan Lot Release Price and then prior to any advance of the Construction Loan with respect to the Home in question. Once the Subdivision A & D Loan has been paid in full no further disbursements for the A & D Loan Lot Release Price shall be made by Lender, and Borrower shall not be entitled to any disbursement, offset or credit for the A & D Loan Lot Release Price. If Borrower has paid other costs associated with the approved

    Hard or Soft Costs portion of the Home Construction Budget then Lender shall review documentation of such prepaid expenses and determine if the Borrower has satisfied the equity requirement on a loan-by-loan basis.

         (e) COURSE OF CONSTRUCTION DISBURSEMENTS. With respect to each Home Loan, upon the satisfaction of all conditions set forth herein, and the making of the disbursements described in SECTION 4.2(d) above, Borrower shall be entitled to disbursements, within the limitations of the applicable Home Construction Budget, of such sums as are required to be used for the payment of: (i) Hard Costs and (ii) Soft Costs. In addition, if specifically provided in the Home Construction Budget with respect to the Home in question Borrower shall be entitled to disbursements, within the limitations of the applicable Home Construction Budget, of amounts necessary to pay interest on the Construction Loan. If such interest reserve is not specifically provided in the applicable Home Construction Budget, or if any interest reserve has been fully advanced, Borrower shall pay interest from its own funds and not from proceeds of the Loan.

         (f) ARDI-DRAW SYSTEM. All advances of each Construction Loan for Hard Costs and those Soft Costs identified in the applicable Home Construction Budget shall be made in accordance with the terms and conditions of the "ARDI Draw System", as outlined and described in EXHIBIT D attached hereto.

         (g) DRAW REQUESTS. Concurrently with the request for any disbursement of proceeds of the Construction Loan, other than advances for the A & D Loan Lot Release Price, and the Inspection Fee, Borrower shall furnish to Lender separately with each disbursement for each Home, a Draw Request (including all documentation required thereby) duly executed and sworn to by Borrower with all blanks appropriately filled in. At Lender's option and upon Lender's request, with respect to the initial disbursement of the Construction Loan: (i) Borrower shall submit to Lender a list of names and addresses of all material dealers, laborers and subcontractors with whom written agreements have been made by Borrower with respect to the construction of the Home or Homes in question; (ii) receipted invoices or bills of sale shall be available for Lender's review together with unconditional releases and waivers of liens from each material dealer, supplier, laborer and subcontractor who has done work or furnished materials in connection with the construction of the Home or Homes in question; (iii) Borrower shall submit to Lender evidence that any required inspection by any Governmental Authority has been satisfactorily completed;
    (iv) Borrower shall submit to Lender such other invoices, bills and statements as may be required by Lender to substantiate the Draw Request; and (v) Borrower shall submit to Lender such other information as Lender may reasonably request, including, without limitation, building permits with respect to Homes in question.

         (h) LENDER'S INSPECTOR. Throughout the course of construction of the Homes, Lender shall have the right to employ, at Borrower's sole cost and expense, an inspector or inspectors who shall review as agent for Lender all construction activities undertaken in regard to the Project. A certificate or indication from such inspector or inspectors that construction complies with the Home Plans and will be completed not later than the Completion Date for each Home shall be a further condition precedent to Lender's approval of each Draw Request.

         (i) METHOD OF ADVANCES. The proceeds of the Construction Loan disbursed under this Agreement shall be evidenced by the Construction Loan Note and shall be secured by the Mortgage, and all such proceeds may be disbursed at Lender's option, (a) directly to Borrower or the Borrower's general contractor; (b) jointly to Borrower and the Borrower's general contractor; (c) directly to such persons as have actually supplied labor, materials or services in connection with or incidental to construction of the Homes; or (d) jointly to Borrower and such persons.

         (j) LIMITATIONS ON DISBURSEMENTS. Borrower shall be entitled to disbursements of the Construction Loan only in accordance with and subject to the following conditions (unless waived or modified by Lender):

              (i) the representations and warranties of Borrower contained in all of the Loan Documents shall be correct on and as of the date of the disbursement as though made on and as of that date and no Event of Default (or event, which with the giving of notice and/or the passage of time could become an Event of Default) shall have occurred and be continuing as of the date of the disbursement;

              (ii) disbursements of Construction Loan proceeds shall be made by Lender only to defray costs actually incurred by Borrower;

              (iii) in the event any Home is completed and all costs and expenses in connection therewith are paid in full from the Construction Loan funds, as applicable, Lender shall not be required to make further advances with respect to such Home notwithstanding that there are undisbursed Loan funds allocated to that Home;

              (iv) with respect to the Soft Costs disbursements on the account of such Soft Costs relating to the construction of any Home shall be limited to the actual amounts of such costs as indicated by invoices, statements, vouchers, receipts or other written evidence as may be required by Lender;

              (v) Lender shall have no obligation to disburse funds in excess of the Maximum Allowed Advance for each Home;

              (vi) Lender shall have no obligation to disburse funds in excess of the available Construction Loan Commitment;

         (vii) Borrower shall not have under construction or complete more than the number of Model Homes or Spec Homes in each Subdivision determined pursuant to SECTION 2.17.

         (viii) Borrower shall submit Draw Requests for the construction of Homes not more than twice per Calendar Month, and Lender shall have no obligation to approve, or disburse funds with respect to, more than two (2) Draw Request packages.

    (k) DEFICIENCIES. In no event shall Lender be required to disburse any amount which, in Lender's reasonable opinion, will either (i) reduce the total undisbursed amount of any Home Loan below the amount necessary to pay for the balance of the Hard Costs and Soft Costs in connection with the construction of the Home to which such Construction Loan relates, or (ii) reduce the undisbursed amount of any Construction Loan proceeds allocated to any budget category (including Hard Costs and Soft Costs) set forth in the applicable Home Construction Budget relating to the Home Loan in question, below the amount which Lender, in Lender's sole opinion, deems sufficient to pay in full the costs to which such amount is allocated (the deficiencies described in clauses
(i) and (ii) of this sentence being hereinafter collectively referred to as a "CONSTRUCTION LOAN DEFICIENCY"). Borrower hereby agrees that if Lender determines that a Construction Loan Deficiency exists, Borrower shall, upon five
(5) days' written notice from Lender, either (A) deposit with Lender the amount that Lender, in its sole opinion, deems necessary to pay for the balance of the construction of the Home in question, or the costs set forth in any budget category in the Home Construction Budget relating to the Home Loan in question, less the undisbursed amount of such Home Loan or undisbursed portion thereof under the budget category in question, or (B) furnish Lender with paid invoices, bills and receipts indicating that Borrower has paid, from Borrower's own funds, for the Hard Costs and Soft Costs in connection with the construction of the Home in question or the costs set forth in any budget category in the Home Construction Budget, in a sufficient amount to make the undisbursed amount of the applicable loan or the undisbursed portion thereof under the budget category in question sufficient to pay for the entire balance of the Hard Costs and Soft Costs in connection with the construction of the Home or the entire balance of the costs in such budget category, as the case may be. All amounts deposited by Borrower pursuant to this Section shall be disbursed in accordance with the terms of this Agreement for the payment of Hard Costs and Soft Costs prior to any further disbursement of the Loan in question.


                                      ARTICLE V
                                   TITLE INSURANCE

    5.1 BASIC INSURANCE. Concurrently with the recording of each Mortgage, Borrower shall, at Borrower's sole cost and expense, deliver or cause to be delivered to Lender a Title Insurance Policy issued by the Title Company (and such reinsurers and coinsurers as Lender may require) with a liability limit of not less than the Loan Amount, and with coverage and in form satisfactory to Lender, insuring Lender's interest under the Mortgage as a valid first lien on the Project, together with such reinsurance or coinsurance agreements or endorsements to the Title Insurance Policy as Lender may require, which policy shall contain only such exceptions from its coverage as shall have been approved in writing by Lender, and thereafter Borrower shall, at its own cost and expense, do all things necessary to maintain the Mortgage as a valid first lien on the Property.

    5.2 CONTINUATION AND DATE-DOWN ENDORSEMENTS. After recordation of the Mortgage and as a condition precedent to each disbursement under ARTICLE IV above, Borrower shall (if required by Lender) at its own cost and expense, deliver or cause to be delivered to Lender from time to time such continuation and date-down endorsements to be attached to the Title Insurance Policy referred to above, in form and substance satisfactory to Lender, as Lender reasonably deems necessary to insure the priority of the Mortgage as a valid first lien on the Project as of the date of and including the amount covered by each such disbursement, and Borrower agrees to furnish to the Title Company such surveys and other information as are required by Lender or the Title Company to enable the Title Company to issue such endorsements to Lender.


                                      ARTICLE VI
                           CONSTRUCTION OF THE IMPROVEMENTS

    6.1 COMMENCEMENT AND COMPLETION. Borrower shall cause construction of the Improvements to be prosecuted and completed with due diligence and in good faith, and without delay. The construction of the A & D Improvements shall be commenced no later than the A & D Commencement Date, provided, however, such date may be extended for matters occurring outside of Borrower's control, and shall be fully completed on or before the A & D Completion Date and Borrower shall secure the issuance of all permits and approvals required by the requisite Governmental Authority on or before such date. Each Home shall be fully completed and ready for occupancy not later than the Completion Date, provided, however, such date may be extended for matters occurring outside of Borrower's control, and Borrower shall secure the issuance of a permanent certificate of occupancy or other permit required by the requisite Governmental Authority on or before such date. Borrower shall cause the Improvements to be constructed in a good and workmanlike manner in accordance with the Plans and Specifications and in all respects in compliance with all applicable laws, rules, permits, requirements and regulations of any Governmental Authority, and Borrower will not cause, permit or allow any deviations from the Plans and Specifications without the prior written consent of Lender thereto. Upon written demand from Lender, Borrower shall, at Borrower's sole cost and expense, correct any defect in the Improvements or any departure from the Plans and Specifications not theretofore approved in writing by Lender, and it is expressly understood and agreed that the advancement by Lender of any Loan proceeds shall not constitute a waiver of Lender's right to require compliance with this covenant with respect to any such defects or departures from the Plans and Specifications not theretofore approved by Lender in writing.

    6.2 CHANGE ORDERS. Without Lender's prior written consent, Borrower shall not permit any material amendments or modifications of the Plans and Specifications; provided, however, Lender does not need to consent to any standard options or upgrades offered to Home buyers as approved by Lender from time to time. If Lender's consent to any such amendment or modification is required hereunder, Borrower shall deposit with Lender, promptly upon Borrower's receipt of a written request from Lender, cash or current funds in an amount equal to any increase resulting from such amendment or modification; such funds shall be disbursed by Lender in accordance with ARTICLES III and IV hereof.


                                     ARTICLE VII
                         LIABILITY, RISK, AND FLOOD INSURANCE

    At all times throughout the Loan term Borrower shall, at its sole cost and expense, maintain insurance, and shall pay, as the same becomes due and payable, all premiums in respect thereto, including, but not necessarily limited to:

    7.1 PROPERTY. Insurance against loss or damage by fire, lightning and other perils, on an all risk basis, such coverage to be in an amount not less than Three Million Five Hundred Thousand and No/100 Dollars ($3,500,000.00). During the period of construction of the Project, such policy shall be written in the so-called "BUILDER'S RISK COMPLETED VALUE REPORTING FORM," on an all-risk basis, with no coinsurance requirement, and shall contain a provision granting the insured permission to complete and/or occupy the Project. With respect to the Construction Loan, casualty insurance may be evidenced and issued on a lot by lot basis.

    7.2 LIABILITY. Insurance protecting the Borrower and the Lender against loss or losses from liability imposed by law or assumed in any written contract and arising from personal injury, including bodily injury or death, having a limit of liability of not less than One Million and No/100 Dollars ($1,000,000.00) (combined single limit for personal injury and property damage) and an umbrella excess liability policy in an amount not less than Ten Million and No/100 Dollars ($10,000,000.00) protecting the Borrower and the Lender against any loss or liability or damage for personal injury, including bodily injury or death, or property damage. Such policies must be written on an occurrence basis so as to provide blanket contractual liability, broad form property damage coverage, and coverage for products and completed operations.

    7.3 FLOOD. A policy or policies of flood insurance in the maximum amount of flood insurance available with respect to the Project under the Flood Disaster Protection Act of 1973, as amended. This requirement will be waived upon presentation of evidence satisfactory to the Lender that no portion of the Premises is located within an area identified by the U.S. Department of Housing and Urban Development as having special flood hazards.

    7.4 CONSTRUCTION. Borrower shall be required to carry liability insurance of the type and providing the minimum limits set forth below:

         (a) Workman's compensation insurance, disability benefits insurance and such other forms of insurance as the Borrower is required by law to provide, covering loss resulting from injury, sickness, disability or death of employees of the Borrower located on or assigned to the Project.

         (b) Comprehensive general liability insurance on an occurrence basis providing coverage for:

              Premises and Operations
              Products and Completed Operations
              Blanket Contractual Liability
              Personal Injury Liability
              Broad Form Property Damage
              (including completed operations)
              Explosion Hazard
              Collapse Hazard
              Underground Property Damage Hazard

    Such policy shall have a limit of liability of not less than Three Million Five Hundred Thousand and No/100 Dollars ($3,500,000.00) (combined single limit for personal injury, including bodily injury or death, and property damage).

         (c) Business auto liability insurance including all owned, non-owned and hired autos with a limit of liability of not less than One Million and No/100 Dollars ($1,000,000.00) (combined single limit for personal injury, including bodily injury or death, and property damage).

         (d) Excess "UMBRELLA" liability providing liability insurance in excess of the coverages in (a), (b) and (c) above with a limit of not less than Ten Million and No/100 Dollars ($10,000,000.00).

    7.5 ENGINEER. During the Loan term, and if required by Lender, the soils engineer or environmental contractor shall be required to provide engineer's professional liability insurance with a limit of liability of not less than Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00), or such other amount as may be required by Lender. This policy shall permit claims for a period of not less than three (3) years after the completion of the Project.

    7.6 ADDITIONAL INSURANCE. Borrower shall provide such other policies of insurance as Lender may request in writing.

    7.7 OTHER. All required insurance shall be procured and maintained in financially sound and generally recognized responsible insurance companies selected by the Borrower and subject to the approval of Lender. Such companies should be authorized to write such insurance in the State of Colorado or Nevada, as applicable. The company issuing the policies shall be rated "A" or better by A.M. Best Co., in Bests' Key Guide, or such other rating acceptable to Lender. All property policies evidencing the required insurance shall name Lender as first mortgagee, and all liability policies evidencing the insurance required shall name Lender as additional insured, shall provide for payment to the Lender of the net proceeds of insurance resulting from any claim for loss or damage thereunder, shall not be cancelable as to the interests of the Lender due to the acts of Borrower, and shall provide for at least thirty (30) days prior written notice of the cancellation or modification thereof to the Lender.

    7.8 EVIDENCE. All policies of insurance, or certificates of insurance evidencing that such insurance is in full force and effect, shall be delivered to the Lender on or before the closing date (together with proof of the payment of the premiums thereof). At least thirty (30) days prior to the expiration or cancellation of each such policy, Borrower shall furnish Lender evidence that such policy has been renewed or replaced in the form of a certificate reflecting that there is in full force and effect, with a term covering the next succeeding calendar year, insurance of the types and in the amounts required.


                                     ARTICLE VIII
                             RIGHTS OF INSPECTION; AGENCY

    Lender shall have the right at any time and from time to time to enter upon the Premises for purposes of inspection. If Lender, in its judgment, determines that any work or materials are not in conformity with the Plans and Specifications (or any other applicable plans and specifications), as the same were theretofore approved in writing by Lender, or with any applicable laws, regulations, permits, requirements or rules of any Governmental Authority, or are not otherwise in conformity with sound building practice, Lender shall have the right to stop the work and to order replacement or correction of any such work or materials regardless of whether or not such work or materials have theretofore been incorporated into the Improvements. Inspection by Lender (or by Lender's inspector referred to in SECTIONS 4.1 and 4.2 hereof) of the Premises or the Improvements is for the sole purpose of protecting the security of Lender and is not to be construed as a representation by Lender that there has been compliance with the Plans and Specifications or that the Improvements will be free of faulty materials or workmanship. Borrower may make or cause to be made such other independent inspections as Borrower may desire for its own protection, and nothing contained herein shall be construed as requiring Lender to construct or supervise construction of the Improvements. Borrower hereby appoints and authorizes Lender, as

Borrower's agent and attorney-in-fact, to record any notices of completion, cessation of labor and other notices that Lender deems necessary to record in order to protect any interest of Lender under the provisions of this Agreement or under the Note or the Mortgage. This agency and power of attorney is a power coupled with an interest and is irrevocable.

                                      ARTICLE IX
                            REPRESENTATIONS AND WARRANTIES

    9.1 CONSIDERATION. As an inducement to Lender to execute this Agreement and to disburse the proceeds of the Loan, Borrower represents and warrants to Lender that the following statements set forth in this ARTICLE IX are true, correct and complete as of the date hereof and will be true, correct and complete as of the Closing Date.

    9.2  ORGANIZATION, POWERS AND GOOD STANDING.

         (a) ORGANIZATION AND POWERS. Borrower is a corporation, duly organized and validly existing under the laws of the State of its incorporation, and is qualified to transact business in the State of Colorado or Nevada, as applicable. Borrower has all requisite power and authority, rights and franchises to own and operate its properties, to carry on its businesses as now conducted and as proposed to be conducted, and to enter into and perform this Agreement and the other Loan Documents. The address of Melody's chief executive office and principal place of business is 11031 Sheridan Boulevard, Westminster, Colorado 80020. The address of FDC's chief executive office and principal place of business is 2290 South Jones, Suite 110, Las Vegas, Nevada 89102.

         (b) GOOD STANDING. Borrower has made all filings and is in good standing in the State of its incorporation and in each other jurisdiction in which the character of the property it owns or the nature of the business it transacts makes such filings necessary or where the failure to make such filings could have a materially adverse effect on the business, operations, assets or condition (financial or otherwise) of Borrower.

         (c) NON-FOREIGN STATUS. Borrower is not a "FOREIGN CORPORATION," "FOREIGN PARTNERSHIP," "FOREIGN TRUST," or "FOREIGN ESTATE," as those terms are defined in the Internal Revenue Code and the regulations promulgated thereunder. Borrower's U.S. employer identification number is as set forth in the Certificate of Non-foreign Status.

9.3 AUTHORIZATION OF LOAN DOCUMENTS.

         (a) AUTHORIZATION. The execution, delivery and performance of the Loan Documents by Borrower are within the Borrower's powers and have been duly authorized by all necessary action by Borrower.

         (b) NO CONFLICT. The execution, delivery and performance of the Loan Documents by Borrower will not violate (i) Borrower's Articles of Incorporation and Bylaws; or (ii) any legal requirement affecting Borrower or any of its properties; or (iii) any agreement to which Borrower is bound or to which it is a party and will not result in or require the creation (except as provided in or contemplated by this Agreement) of any lien upon any of such properties.

         (c) GOVERNMENTAL AND PRIVATE APPROVALS. Except as may be provided for on EXHIBIT E attached hereto, all governmental or regulatory orders, consents, permits, authorizations and approvals required for the construction, use, occupancy and operation of the Improvements have been obtained and are in full force and effect. No additional governmental or regulatory actions, filings or registrations with respect to the Improvements, and no approvals, authorizations or consents of any trustee or holder of any indebtedness or obligation of Borrower are required for the due execution, delivery and performance by Borrower of the Loan Documents.

         (d) BINDING OBLIGATIONS. This Agreement and the other Loan Documents have been duly executed by Borrower, and are legally valid and binding obligations of Borrower, enforceable against Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general principles of equity.

    9.4 NO MATERIAL DEFAULTS. There exists no material violation of or material default by Borrower or Guarantor and, to the best knowledge of Borrower and Guarantor, no event has occurred which, upon the giving of notice or the passage of time, or both, would constitute a material default with respect to
(a) the terms of any instrument evidencing or securing any indebtedness secured by the Project, (b) any lease or other agreement affecting the Project to which Borrower or Guarantor is a party, (c) any license, permit, statute, ordinance, law, judgment, order, writ, injunction, decree, rule or regulation of any Governmental Authority, or any determination or award of any arbitrator to which Borrower or the Project may be bound, or (d) any mortgage, instrument, agreement or document by which Borrower or Guarantor, or any of their properties is bound:
(i) which involves any Loan Document, (ii) which involves the Project and is not adequately covered by insurance, (iii) that might materially and adversely affect the ability of Borrower or Guarantor to perform their obligations under any of the Loan Documents or any other material instrument, agreement or document to which it is a party, or (iv) which might adversely affect the first priority of the liens created by this Agreement or any of the Loan Documents.

    9.5 LITIGATION; ADVERSE FACTS. There is no action, suit, investigation, proceeding or arbitration (whether or not purportedly on behalf of the Borrower or Guarantor) at law or in equity or before or by any foreign or domestic court or other governmental entity (a "LEGAL ACTION"), pending or, to the knowledge of Borrower and Guarantor, threatened against or affecting Borrower or Guarantor or any of their assets which could reasonably be expected to result in any material adverse change in the business, operations, assets (including the Project) or condition (financial or otherwise) of Borrower or Guarantor or would materially and adversely affect Borrower's or Guarantor's ability to perform their obligations under the Loan Documents. There is no basis known to Borrower or Guarantor for any such action, suit or proceeding. Borrower and Guarantor are not (a) in violation of any applicable law which violation materially and adversely affects or may materially and adversely affect the business, operations, assets (including the Project) or condition (financial or otherwise) of Borrower or Guarantor, (b) subject to, or in default with respect to any other legal requirement that would have a materially adverse effect on the business, operations, assets (including the Project) or condition (financial or otherwise) of Borrower or Guarantor, or (c) in default with respect to any agreement to which Borrower or Guarantor is a party or to which it is bound. There is no Legal Action pending or, to the knowledge of Borrower or Guarantor, threatened against or affecting Borrower or Guarantor questioning the validity or the enforceability of this Agreement or any of the other Loan Documents.

    9.6 TITLE TO PROPERTIES; LIENS. Borrower has good, sufficient and legal title to all properties and assets reflected in its most recent balance sheet delivered to Lender, except for assets disposed of in the ordinary course of business since the date of such balance sheet. Borrower is the sole owner of, and has good and marketable title to the fee interest in the Premises, and the Improvements and all other real property described in the Mortgage, free from any adverse lien, security interest or encumbrance of any kind whatsoever, excepting only (a) liens and encumbrances shown on the Title Commitment, (b) liens and security interests in favor of Lender, and (c) other matters which have been approved in writing by Lender.

    9.7 DISCLOSURE. There is no fact known to Borrower that materially and adversely affects the business, operations, assets or condition (financial or otherwise) of Borrower that has not been disclosed in this Agreement or in other documents, certificates and written statements furnished to Lender in connection herewith.

    9.8 PAYMENT OF TAXES. All tax returns and reports of Borrower required to be filed by it have been timely filed, and all taxes, assessments, fees and other governmental charges upon Borrower and upon its properties, assets, income and franchises which are due and payable have been paid when due and payable. Borrower knows of no proposed tax assessment against it that would be material to the condition (financial or otherwise) of Borrower, and Borrower has not contracted with any government entity in connection with such taxes.

    9.9 SECURITIES ACTIVITIES. Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any margin stock (as defined within Regulations G, T and U of the Board of Governors of the Federal Reserve System), and not more than twenty-five percent (25%) of the value of Borrower's assets consists of such margin stock. No part of the Loan will be used to purchase or carry any margin stock or to extend credit to others for that purpose or for any other purpose that violates the provisions of Regulations U or X of said Board of Governors.

    9.10 GOVERNMENT REGULATIONS. Borrower is not subject to regulation under the Investment Company Act of 1940, the Federal Power Act, the Public Utility Holding Company Act of 1935, the Interstate Commerce Act or to any federal or state statute or regulation limiting its ability in incur indebtedness for money borrowed.

    9.11 RIGHTS TO PROJECT AGREEMENTS, PERMITS AND LICENSES. Borrower is the true owner of all rights in and to all existing agreements, permits and licenses relating to the Project, and will be the true owner of all rights in and to all future agreements, permits and licenses relating to the Project. Borrower's interest in all such agreements, permits and licenses is not subject to any present claim (other than under the Loan Documents or as otherwise approved by Lender in its discretion), set-off or deduction other than in the ordinary course of business.

    9.12 UTILITIES AND ACCESS. Telephone services, electric power, storm sewers, sanitary sewer, potable water facilities and all other utilities and services necessary for the construction, use, operation and maintenance of the Improvements are available to the Premises, are adequate to serve such improvements, and are not subject to any conditions limiting the use of such utilities, other than normal charges to the utility supplier. All streets and easements necessary for the operation and maintenance of the Improvements are available to the boundaries of the Premises.

    9.13 COMPLIANCE WITH LAWS. Except as may be provided for on EXHIBIT E attached hereto, the Improvements and the Premises, and the uses to which the Improvements and the Premises are and will be put, comply fully with all applicable laws and restrictive covenants, including, without limitation, all requirements of the Colorado Department of Real Estate or Nevada Department of Real Estate, as applicable, and all requirements under the Interstate Land Sales Disclosure Act.

    9.14 FINANCIAL CONDITION. The financial statements and all financial data previously delivered to Lender in connection with the Loan are true, correct and complete in all material respects. Such financial statements comply with the requirements of SECTION 10.11 and fairly present the financial position of the parties who are the subject thereof as of the date thereof. No material adverse change has occurred in the financial position of Borrower. Except for this Loan, no borrowings have been made by Borrower which are secured by, or might give rise to, a lien or claim against the Project, the proceeds of this Loan, or other assets of Borrower.

    9.15 PERSONAL PROPERTY. Borrower is now and shall continue to be the sole owner of the Collateral free from any adverse lien, security interest or adverse claim of any kind whatsoever, except for liens or security interests in favor of Lender.

    9.16 NO CONDEMNATION. No condemnation proceedings or moratorium is pending or, to Borrower's knowledge, threatened against the Project or the Premises (or any portion thereof) which would impair the use, occupancy or full operation of the Project in any manner whatsoever.

    9.17 OTHER LOAN DOCUMENTS. Each of the representations and warranties of Borrower contained in any of the other Loan Documents is true and correct in all material respects. All of such representations and warranties are incorporated herein for the benefit of Lender.

    9.18 GUARANTOR. Guarantor has full right, power and authority to execute, deliver and carry out the terms of the Repayment Guaranty and the Completion Guaranty and, when executed and delivered pursuant thereto, each guaranty will constitute the valid, binding and legal obligations of Guarantor, enforceable against Guarantor in accordance with its terms.


                                      ARTICLE X
                                COVENANTS OF BORROWER

    10.1 CONSIDERATION. As an inducement to Lender to execute this Agreement and to make each disbursement of the Loan, Borrower hereby covenants as set forth in this ARTICLE X, which covenants shall remain in effect so long as either the Note shall remain unpaid or any obligation of Borrower under any other Loan Documents remain outstanding or unperformed.

    10.2 NO ENCUMBRANCES. Borrower will not permit any lien, levy, attachment or restraint to be made or filed against the Project, or any portion thereof, or permit any receiver, trustee or assignee for the benefit of creditors to be appointed to take possession of the Project or any portion thereof, except for lien claims filed or asserted against the Premises or the Project and concerning which Borrower is in full compliance with the applicable provisions of the Mortgage.

    10.3 COMPLIANCE WITH LAWS. Borrower will comply and, to the extent it is able, will require others to comply with all laws and requirements of all Governmental Authorities having jurisdiction over the Premises or construction of the Improvements and will furnish Lender with reports of any official searches for violation of any requirements established by such governmental authorities. Borrower will comply and, to the extent it is able, will require others to comply with applicable CC&Rs and all restrictive covenants and all obligations created by private contracts and leases which affect ownership, construction, equipping, fixturing, use or operation of the Project. The Improvements, when completed, shall comply with all applicable building, zoning and use laws, requirements, regulations and ordinances and will not violate any restrictions of record against the Premises or the terms of any lease of all or any portion of the

Premises.

    10.4 PERSONAL PROPERTY. Borrower will not install materials, personal property, equipment or fixtures subject to any security agreement or other agreement or contract wherein the right is reserved to any person, firm or corporation to remove or repossess any such materials, equipment for fixtures, or whereby title to any of the same is not completely vested in Borrower at the time of installation, without Lender's prior written consent.

    10.5 RECORDS. Borrower shall keep and maintain full and accurate accounts and records of Borrower's operations with respect to the Loan according to sound accounting practices for Borrower's type of business, and permit Lender or its representatives to inspect and copy the same upon reasonable notice to Borrower and during normal business hours upon any date prior to the expiration of thirty
(30) days after repayment in full of the Loan.

    10.6 ASSESSMENTS. Borrower shall pay or discharge all lawful claims, including taxes, assessments and governmental charges or levies imposed upon Borrower or its income or profits or upon any property (including the Project) belonging to Borrower prior to the date upon which penalties attach thereto, and submit evidence satisfactory to Lender confirming the payment of all taxes assessments and charges against the Project.

    10.7 EXPENSES. Without limiting the generality of the foregoing, Borrower shall pay (1) all taxes and recording expenses, including stamp taxes, if any, relating to the Mortgage and any other documents and instruments securing the Loan, (2) the fees and commissions (if any) lawfully due to brokers in connection with this transaction and hold Lender harmless from all such claims, whether or not lawfully due, (3) the fees and expenses of Lender's counsel relating to Lender's consultation with such counsel in connection with the Loan, the negotiation, documentation and closing of the Loan, and (4) the other fees, costs and expenses incurred by Lender in connection with the Loan.

    10.8 COMPLETION. Borrower shall cause the construction of the Improvements to be prosecuted with diligence and continuity and completed in accordance with the Plans and Specifications and in accordance with SECTION 6.1 hereof, free and clear of any liens or claims for liens.

    10.9 DISBURSEMENTS. Borrower shall receive the disbursements to be made hereunder as a trust fund for the purpose of paying the costs and expenses approved hereunder by Lender as provided herein.

    10.10 FIXTURES. Borrower shall deliver to Lender, on demand, any contracts, bills of sale, statements, receipted vouchers or agreements under which Borrower claims title to any materials, fixtures or articles incorporated into the Improvements.

    10.11 FINANCIAL INFORMATION. Borrower shall furnish or cause to be furnished to

Lender:

         (a) as soon as the same are available, and in any event within one hundred twenty (120) days after the end of each fiscal year and forty-five
    (45) days after the end of the first three (3) of interim quarterly accounting periods of the subject, a copy of the current financial statements of Borrower (to be CPA audited in the case of the annual statements), and with respect to FDC, such annual financial statements shall be on a consolidated basis, excluding any affiliates, which shall consist of (A) a balance sheet as of the end of the relevant fiscal period,
    (B) statements of income and expenses and of changes in financial position of Borrower for such fiscal period (together, in each case, with the comparable figures for the corresponding period of the previous fiscal year), (C) statements of income and expenses and changes in financial position of the Project for such fiscal period (together, in each case with comparable figures for the corresponding period of the previous fiscal year), (D) cash flow statements of Borrower, and (E) a schedule of all debt of Borrower including the name of lender, name of property financed (if applicable), appraised value of property financed (if applicable), amount of commitment, outstanding balance, interest rate or required rate of return and maturity date;

         (b) as soon as the same are available, and in any event no later than April 15th after the end of each calendar year of the subject, a copy of the current CPA compiled financial statements of each of the Guarantors, which shall consist of a balance sheet and income statement as of the end of the relevant calendar period;

         (c) as soon as the same are available, and in any event within fifteen (15) days after the end of each month, monthly sales reports for the Project and inventory reports for the Project relating to the Construction Loan; and

         (d) as soon as filed, a copy of the federal income tax returns and/or extensions for each of the Guarantors.

All such financial statements delivered from and after the date hereof shall be in reasonable detail, prepared in accordance with generally acceptable accounting principles consistently applied throughout the period involved and, in the case of audited statements, with generally accepted auditing standards. All financial statements of Borrower required pursuant hereto shall be certified to by the chief financial officer of the subject of such statements. If the statement is an annual statement, such statement shall be audited by a recognized firm of accountants satisfactory to Lender. Together with such financial statements, Borrower will deliver to Lender: (a) if such financial statements have been audited, a certificate from the auditors stating that in making the examination necessary for the audit they obtained no knowledge of any default by Borrower or Guarantor, as applicable, in the performance of any obligation in connection with the Loan or, if they shall have obtained knowledge of any such default, specifying the same; and (b) Borrower's or Guarantor's, as applicable, certificate, certified by the chief financial officer thereof (as applicable) stating that (i) there exists no Event of Default and no act or event which with notice and/or lapse of time would become an Event of Default, and (ii) FDC (in the case of the chief financial officer of FDC) is complying with the financial covenants set forth in SECTION 10.21, or, if any such condition exists, specifying the nature and period of existence thereof and what action Borrower proposes to take with respect thereto.

    Financial Statements of Borrower may reflect an internal charge to Melody with respect to overhead expenses incurred by FDC; provided, however, such internal charge for overhead expenses must be approved by Lender and Melody's Financial Statements shall otherwise reflect general and administrative expenses that are unaffected by FDC ownership.

    10.12     [INTENTIONALLY DELETED.]

    10.13 REPRESENTATIONS AND WARRANTIES. Until repayment of the Note and all other obligations secured by the Mortgage, the representations and warranties of ARTICLE IX shall remain true and complete.

    10.14 TRADE NAMES. Borrower shall immediately notify Lender in writing of any change in the legal, trade or fictitious business names used by Borrower and shall, upon Lender's request, execute any additional financing statements and other certificates necessary to reflect the change in trade names or fictitious business names.

    10.15 FURTHER ASSURANCES. Borrower shall execute and deliver from time to time, promptly after any request therefor by Lender, any and all instruments, agreements and documents and shall take such other action as may be necessary or desirable in the opinion of Lender to maintain, perfect or insure Lender's security provided for herein and in the other Loan Documents, including, without limitation, the execution of UCC-1 renewal statements, the execution of such amendments to the Mortgage and the other Loan Documents and the delivery of such endorsements to the Title Company, all as Lender shall reasonably require, and Borrower shall pay all fees and expenses (including reasonable attorneys' fees) related thereto. Promptly upon the request of Lender, Borrower shall execute and deliver a Certification of Non-Foreign Status.

    10.16 NOTICE OF LITIGATION. Borrower shall give, or cause to be given, prompt written notice to Lender of (a) any action or proceeding which is instituted by or against it in any Federal or state court or before any commission or other regulatory body, Federal, state or local, foreign or domestic, or any such proceedings which are threatened against it, which, if adversely determined, could have a material and adverse effect upon its business, operations, properties, assets, management, ownership or condition (financial or otherwise), (b) any other action, event or condition of any nature which may have a material and adverse effect upon its business, operations, management, assets, properties, ownership or condition (financial or otherwise), or which, with notice or lapse of time or both, would constitute an Event of Default or a default under any other contract, instrument or agreement to which it is a party to by or to which it or any of its properties or assets may be bound or subject, and (c) any actions, proceedings or notices adversely affecting the Project or Lender's interest therein by any zoning, building or other municipal officers, offices or departments having jurisdiction with respect to the Project.

    10.17 MAINTENANCE OF EXISTENCE. Borrower shall maintain and preserve its existence and all rights and franchises material to its business.

    10.18 CONSTRUCTION MATERIALS. Borrower will not use, and will not permit the use of, any Hazardous Materials (as defined in the Environmental Indemnity) in the construction of the Improvements.

    10.19 CROSS-COLLATERALIZATION. Subject to Section 2.20, at Lender's request, Borrower agrees to provide cross-collateralization for all Projects then financed by Lender, in form and substance acceptable to Lender.

    10.20 VERIFICATION OF COSTS. At Lender's request, Borrower agrees to provide Lender with copies of all contracts, subcontracts and other agreements relating to the Project so that Lender can verify all costs set forth in the A & D Budget, which contracts, subcontracts and other agreements shall be subject to Lender's review and approval. Based on its review and verification of costs set forth in the A & D Budget, Lender shall have the right to reduce the dollar amount of any line items in the A & D Budget or reallocate between line items in the A & D Budget.

    10.21     FINANCIAL COVENANTS.

         (a) On a quarterly basis, FDC shall achieve Tangible Net Worth in an amount not less than Fifteen Million and No/100 Dollars ($15,000,000.00).

         (b) On a quarterly basis, FDC shall achieve Liquidity of not less than seven percent (7%) of Total Liabilities.

         (c) On a quarterly basis, FDC, on a consolidated basis and excluding affiliates, all in a manner consistent with financial statements previously provided by Borrower to Lender, shall maintain a Debt Ratio of not more than 3.0 to 1.0.

         (d) On a rolling four quarter basis, FDC shall maintain a Constant Interest Only Coverage of no less than 1.5 to 1.0 until September 30, 1996, and Melody shall maintain a Constant Interest Only Coverage of no less than 3.0:1.00.

         (e) At all times during the term of the Loan, the number of Spec Homes and Model Homes, in the aggregate, under construction and completed, shall not exceed the number of units delivered in the preceding twelve (12) months multiplied by 10%.

As used in this Agreement and this Section, the following are defined terms:

    "CONSTANT INTEREST ONLY COVERAGE" shall mean an amount, expressed as a percentage, calculated by Lender, and equal to (i) the earnings before interest and taxes for the period in question divided by (ii) interest expense, including all capitalized interest, interest paid on subordinated debt.

    "DEBT" shall be defined in accordance with generally accepted accounting principles (GAAP) and will exclude subordinated debt.

    "DEBT RATIO" means, with respect to any person, the ratio of (i) such person's Debt to (ii) such person's Tangible Net Worth.

    "INTANGIBLE ASSETS" means all intangible assets under GAAP, including, without limitation, copyrights, franchises, goodwill, licenses, non-competition covenants, organization or formation expenses, patents, service marks, service names, trademarks, tradenames, write-up in the book value of any asset in excess of the acquisition cost of the asset to such Person, any amount, however designated on the balance sheet, representing the excess of the purchase price paid for assets or stock acquired over the value assigned thereto on the books of such person, unamortized leasehold improvements expense not recoverable at the end of the lease term, unamortized debt discount, and all deferred taxes.

    "LIQUIDITY" means the amount of such person's unencumbered cash and unencumbered cash equivalents as determined in accordance with GAAP, plus availability under Lender's lines of credit.

    "TANGIBLE NET WORTH" is defined in accordance with GAAP and includes minority shareholder interests and subordinated debt, less the value of all Intangible Assets.

    "TOTAL LIABILITIES" shall be defined in accordance with generally accepted accounting principles (GAAP) and will exclude subordinated debt.

    10.22 CHANGE IN CONTROL. At no time shall the Guarantors own less than a controlling interest of the issued and outstanding common stock of FDC. At no time shall FDC own less than one hundred percent (100%) of the issued and outstanding common stock of Melody.

    10.23 OPERATING ACCOUNTS. All of Borrower's operating accounts shall be maintained with Lender or with Bank One, Colorado.

    10.24 LAND ACQUISITIONS. FDC shall not, without the prior written consent of Lender, which may be granted or withheld in Lender's sole and absolute discretion, acquire raw land prior to repayment in full of the Loan (i) with an aggregate fair market value of $12,000,000.00 or more on a consolidated basis, or (ii) with an aggregate fair market value of $2,000,000.00 or more on real property located in the Las Vegas, Nevada, area.

    10.25 EXECUTIVE COMPENSATION. In the event FDC is not in compliance with the financial covenants set forth in SECTION 10.21, Borrower shall not pay any executive level bonuses to any executive of Borrower.

                                      ARTICLE XI
                            EVENTS OF DEFAULT AND REMEDIES

    11.1 EVENTS OF DEFAULT. The occurrence of any one or more of the following shall constitute an Event of Default under this Agreement:

         (a) Failure by Borrower to pay any monetary amount when due under any Loan Document and the expiration of ten (10) days after written notice of such failure by Lender to Borrower.

         (b) Failure by Borrower to perform any obligation not involving the payment of money (including, without limitation, FDC's failure to comply with the financial covenants set forth in SECTION 10.21), or to comply with any other term or condition applicable to Borrower under any Loan Document and the expiration of thirty (30) days after written notice of such failure by Lender to Borrower.

         (c) Any representation or warranty by Borrower in any Loan Document is materially false, incorrect, or misleading as of the date made.

         (d) The occurrence of any event (including, without limitation, a change in the financial condition, business, or operations of Borrower for any reason whatsoever) that materially and adversely affects the ability of Borrower to perform any of its obligations under the Loan Documents.

         (e) Borrower or Guarantor (i) is unable or admits in writing Borrower's or Guarantor's inability to pay their respective monetary obligations as they become due, (ii) fails to pay when due any monetary obligation, whether such obligation be direct or contingent, to any person in excess of Ten Thousand and No/100 Dollars ($10,000.00), (iii) makes a general assignment for the benefit of creditors, or (iv) applies for, consents to, or acquiesces in, the appointment of a trustee, receiver, or other custodian for Borrower or Guarantor or the property of Borrower or Guarantor or any part thereof, or in the absence of such application, consent, or acquiescence a trustee, receiver, or other custodian is appointed for Borrower or Guarantor or the property of Borrower or Guarantor or any part thereof, and such appointment is not discharged within sixty (60) days.

         (f) Commencement of any case under the Bankruptcy Code, Title 11 of the United State Code, or commencement of any other bankruptcy arrangement, reorganization, receivership, custodianship, or similar proceeding under any federal, state, or foreign law by or against Borrower or Guarantor and with respect to any such case or proceeding that is involuntary, such case or proceeding is not dismissed within sixty (60) days of the filing thereof.

         (g) Any litigation or proceeding is commenced before any Governmental Authority against or affecting Borrower or the property of Borrower or any part thereof and such litigation or proceeding is not defended diligently and in good faith by Borrower.

         (h) A final judgment or decree for monetary damages or a monetary fine or penalty (not subject to appeal or as to which the time for appeal has expired) is entered against Borrower by any Government Authority, which together with the aggregate amount of all other such judgments and decrees against Borrower that remain unpaid or that have not been discharged or stayed, exceeds Five Thousand and No/100 Dollars ($5,000.00), is not paid and discharged or stayed within thirty (30) days after the entry thereof.

         (i) Commencement of any action or proceeding which seeks as one of its remedies the dissolution of Borrower.

         (j) All or any part of the property of Borrower is attached, levied upon, or otherwise seized by legal process, and such attachment, levy, or seizure is not quashed, stayed, or released within twenty (20) days of the date thereof.

         (k) The occurrence of any Transfer (as defined in the Mortgage), unless prior to such Transfer the holder of the Note has delivered to Borrower the written consent of such holder to such Transfer.

         (l) The occurrence of any Event of Default, as such term is defined in any other Loan Document.

         (m)  If Borrower, at any time, ceases to manage the Project.

         (n) Inability of Borrower to satisfy any condition for the receipt of a disbursement hereunder, or to resolve the situation to the satisfaction of Lender, for a period in excess of thirty (30) days after written notice from Lender.

         (o) Failure to deposit with Lender in cash or cash equivalents the amount necessary to put the A & D Loan and/or the Construction Loan "IN BALANCE" within five (5) days of Lender's notice that the A & D Loan and/or the Construction Loan is not "IN BALANCE" or the failure to deposit the amount(s) necessary as required in Article IV hereof.

    (p)  an Event of Default as described in SECTION 2.21 of    this Agreement.

Notwithstanding anything to the contrary contained herein, an Event of Default under a Melody Loan or FDC Loan shall not constitute an Event of Default under a LLC Loan, it being the intent and agreement of the parties to not cross default the Melody Loan or the FDC Loan with any LLC Loan. However, any Event of Default under either a

Melody Loan or FDC Loan shall constitute an Event of Default under each and every Melody Loan and FDC Loan, and any Event of Default under a LLC Loan shall also constitute an Event of Default under each and every Melody Loan and FDC Loan.

    11.2 REMEDIES.

         (a) Notwithstanding any provision to the contrary herein or any of the other Loan Documents, upon the happening of any Event of Default under this Agreement, or upon an Event of Default under any of the other Loan
    Documents: (i) Lender's obligation to make further disbursements of the Loan shall abate, and (ii) if the Event of Default shall not be cured within the applicable notice and cure periods, then Lender shall, at its option, have the remedies provided in the Loan Document breached by Borrower, including, without limitation, the option to declare all outstanding indebtedness to be immediately due and payable without presentment, demand, protest or notice of any kind, and the following remedies: Lender's obligation to make further disbursements to Borrower shall terminate; Lender may, at its option, apply any of Borrower's funds in its possession to the outstanding indebtedness whether or not such indebtedness is then due; Lender may exercise all rights and remedies available to it under any or all of the Loan Documents; and Lender shall have the right to cause an independent contractor selected by Lender to enter into possession of the Premises and to perform any and all work and labor necessary for the completion of the Project substantially in accordance with the Plans and Specifications and to perform Borrower's obligations under this Agreement. All sums expended by Lender for such purposes shall be deemed to have been disbursed to and borrowed by Borrower and shall be secured by the Mortgage on the Premises.

         (b) Borrower hereby constitutes and appoints Lender, or an independent contractor selected by Lender, as its true and lawful attorney-in-fact with full power of substitution for the purposes of completion of the Project and performance of Borrower's obligations under this Agreement in the name of the Borrower, and hereby empower said attorney-in-fact to do any or all of the following upon the occurrence of an Event of Default:

              (i) to use any of the funds of Borrower, including any balance of the Loan, as applicable, and any funds which may be held by Lender for Borrower, for the purpose of effecting completion of the Improvements in the manner called for by the Plans and Specifications;

              (ii) to make such additions, changes and corrections in the Plans and Specifications as shall be necessary or desirable to complete the Improvements in substantially the manner contemplated by the Plans and Specifications;

              (iii) to employ any contractors, subcontractors, agents, architects and inspectors required for said purposes;

              (iv) to employ attorneys to defend against attempts to interfere with the exercise of power granted hereby;

              (v) to pay, settle or compromise all existing bills and claims which are or may be liens against the Premises, the Improvements or the Project or may be necessary or desirable for the completion of the Improvements or clearance of objections to or encumbrances on title;

              (vi) to execute all applications and certificates in the name of Borrower, which may be required by any other construction contract;

              (vii) to prosecute and defend all actions or proceedings in connection with the Project and to take such action, require such performance and do any and every other act as is deemed necessary with respect to the completion of the Improvements which Borrower might do on its own behalf;

              (viii)to let new or additional contracts to the extent not prohibited by their existing contracts;

              (ix) to employ watchmen and erect security fences to protect the Project from injury; and

              (x) to take such action and require such performance as it deems necessary under any of the bonds or insurance policies to be furnished hereunder, to make settlements and compromises with the sureties or insurers thereunder, and in connection therewith to execute instruments of release and satisfaction.

    It is understood and agreed that the foregoing power of attorney shall be deemed to be a power coupled with an interest which cannot be revoked until repayment of the Loan.


                                     ARTICLE XII
                                    MISCELLANEOUS

    12.1 ASSIGNMENT. Borrower shall not assign any of its rights under this Agreement.

    12.2 NOTICES. All notices, requests, demands and consents to be made hereunder to the parties hereto shall be in writing and shall be delivered by hand or sent by registered mail or certified mail, postage prepaid, return receipt requested, through the United States Postal Service to the addresses shown below or such other address which the parties may provide to one another in accordance herewith. Such notices, requests, demands and consents, if sent by mail shall be deemed given two (2) Business Days after deposit in the United States mail, and if delivered by hand, shall be deemed given when delivered.
         To Lender:     Western Region Real Estate

                        P. O. Box 29542
                        Phoenix, Arizona 85038
                        Attn: Patricia A. Richards

         Borrower:      2290 South Jones, Suite 110
                        Las Vegas, Nevada  89102
                        Attn: Roger Loomis
                        Attn: James E. Betz

                        11031 Sheridan Boulevard
                        Westminster, Colorado 80020
                        Attn: David Oyler

    12.3 AUTHORITY TO FILE NOTICES. Borrower irrevocably appoints Lender at its attorney-in-fact, with full power of substitution, to file for record, at the Borrower's cost and expense and in Borrower's name, any notices of completion, notices of cessation of labor, or any other notices that Lender considers necessary or desirable to protect its security.

    12.4 INCONSISTENCIES WITH THE LOAN DOCUMENTS. In the event of any inconsistencies between the terms of this Agreement and any terms of any of the Loan Documents, the terms of this Agreement shall govern and prevail.

    12.5 NO WAIVER. No disbursement of proceeds of the Loan shall constitute a waiver of any conditions to Lender's obligation to make further disbursements nor, in the event Borrower is unable to satisfy any such conditions, shall any such waiver have the effect of precluding Lender from thereafter declaring such inability to constitute a default under this Agreement.

    12.6 LENDER APPROVAL OF INSTRUMENTS AND PARTIES. All proceedings taken in accordance with transactions provided for herein; all surveys, appraisals and documents required or contemplated by this Agreement and the persons responsible for the execution and preparation thereof; shall be satisfactory to and subject to approval by Lender. Lender's counsel shall be provided with copies of all documents which they may reasonably request in connection with the Agreement.

    12.7 LENDER DETERMINATION OF FACTS. Lender shall at all times be free to establish independently, to its satisfaction, the existence or nonexistence of any fact or facts, the existence or nonexistence of which is a condition of this Agreement.

    12.8 INCORPORATION OF PREAMBLE, RECITALS AND EXHIBITS. The preamble, recitals and exhibits hereto are hereby incorporated in to this Agreement.

    12.9 THIRD-PARTY CONSULTANTS. Lender may hire such third-party consultants as it deems necessary, the costs of which shall be paid by Borrower, to provide the following services: (a) review final Plans and Specifications and final construction cost breakdown and the construction schedule; (b) conduct compliance inspections with respect to the progress of construction of the Project and approve each element of a request for disbursement relating to construction costs; and (c) perform such other services as may, from time to time, be required by Lender. This obligation on the part of Borrower shall survive the closing of the Loan and the repayment thereof. Borrower hereby authorizes Lender, in its discretion, to pay such expenses, charges, costs and fees at any time by a disbursement of the Loan.

    12.10 PAYMENT OF EXPENSES. Borrower shall pay all taxes and assessments and all expenses, charges, costs and fees provided for in this Agreement or relating to the Loan or construction of the Improvements, including, without limitation, any fees incurred for recording or filing any of the Loan Documents, title insurance premiums and charges, tax service contract fees, fees of any consultants, Lender's processing and closing fees, reasonable fees and expenses of Lender's counsel, printing, photostating and duplicating expenses, air freight charges, escrow fees, costs of surveys, premiums of hazard insurance policies and surety bonds and fees for any appraisal, appraisal review, market or feasibility study required by Lender. Borrower hereby authorizes Lender to disburse the proceeds of the Loan to pay such expenses, charges, costs and fees notwithstanding that Borrower may not have requested a disbursement of such amount; provided that Borrower acknowledges that Lender has no obligation to disburse amounts listed under "BORROWER'S EQUITY" on the A & D Budget. Such disbursement shall be added to the outstanding principal balance of the Note. The authorization hereby granted shall be irrevocable, and no further direction or authorization from Borrower shall be necessary for Lender to make such disbursements. However, the provision of this SECTION 12.10 shall not prevent Borrower from paying such expense, charges, costs and fees from its own funds. All such expenses, charges, costs and fees shall be Borrower's obligation regardless of whether or not Borrower has requested and met the conditions for a disbursement of the Loan. The obligations on the part of Borrower under this SECTION 12.10 shall survive the closing of the Loan and the repayment thereof.

    12.11 DISCLAIMER BY LENDER. Lender shall not be liable to any contractor, subcontractor, supplier, laborer, architect, engineer or any other party for services performed or materials supplied in connection with the Project. Lender shall not be liable for any debts or claims accruing in favor of any such parties against Borrowers or others or against the Premises or the Project. Borrower is not and shall not be an agent of Lender for any purpose. Lender is not a joint venture partner with Borrower in any manner whatsoever. Prior to default by Borrower under this Agreement and the exercise of remedies granted herein, Lender shall not be deemed to be in privity of contract with any contractor or provider of services to the Project, nor shall any payment of funds directly to a contractor, subcontractor, or provider of services be deemed to create any third party beneficiary status or recognition of same by Lender. Approvals granted by Lender for any matters covered under this Agreement shall be narrowly construed to cover only the parties and facts identified in any written approval or, if not in writing, such approvals shall be solely for the benefit of Borrower.

    12.12 INDEMNIFICATION. To the fullest extent permitted by law, Borrower agrees to protect, indemnify, defend and hold harmless Lender, its directors, officers, agents and employees from and against any and all liability, expense or damage of any kind or nature and from any suits, claims or demands, including reasonable legal fees and expenses on account of any matter or thing or action or failure to act by Lender, whether in suit or not, arising out of this Agreement or in connection herewith, other than such claims and liabilities as arise solely from the gross negligence or intentional misconduct of Lender. Upon receiving knowledge of any suit, claim or demand asserted by a third party that Lender believes is covered by this indemnity, Lender shall give Borrower notice of the matter and an opportunity to defend it, at Borrower's sole cost and expense, with legal counsel satisfactory to Lender. Lender may also require Borrower to so defend the matter. The obligations on the part of Borrower under this SECTION 12.12 shall survive the closing of the Loan and the repayment thereof.

    12.13 TITLES AND HEADINGS. The titles and headings of sections of this Agreement are intended for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

    12.14 BROKERS. Borrower and Lender represent to each other that neither of them knows of any brokerage commissions or finders' fee due or claimed with respect to the transaction contemplated hereby. Borrower and Lender shall indemnify and hold harmless the other party from and against any and all loss, damage, liability, or expense, including costs and reasonable attorney fees, which such other party may incur or sustain by reason of or in connection with any misrepresentation by the indemnifying party with respect to the foregoing.

    12.15 CHANGE, DISCHARGE, TERMINATION, OR WAIVER. No provision of this Agreement may be changed, discharged, terminated, or waived except in writing signed by the party against whom enforcement of the change, discharge, termination, or waiver is sought. No failure on the part of Lender to exercise and no delay by Lender in exercising any right or remedy under the Loan Documents or under the law shall operate as a waiver thereof.

    12.16 CHOICE OF LAW. This Agreement and the transaction contemplated hereunder shall be governed by and construed in accordance with the laws of the State of Arizona, without giving effect to conflict of laws principles.

    12.17 DISBURSEMENTS IN EXCESS OF LOAN AMOUNT. In the event the total disbursements by Lender exceed the amount of the Loan, the total of all disbursements shall be secured by the Mortgage. All other sums expended by Lender pursuant to this Agreement or any other Loan Documents shall be deemed to have been paid to Borrower and shall be secured by, among other things, the Mortgage.

    12.18 PARTICIPATIONS. Lender shall have the right at any time to sell, assign, transfer, negotiate or grant participations in all or any part of the Loan or the Note to one or more participants. Borrower hereby acknowledges and agrees that any such disposition will give rise to a direct obligation of Borrower to each such participant. Any successor in interest to the Note shall be entitled to the benefits of this Agreement.

    12.19 COUNTERPARTS. This Agreement may be executed in any number of counterparts each of which shall be deemed an original, but all such counterparts together shall constitute but one agreement.

    12.20     TIME IS OF THE ESSENCE.  Time is of the essence of this
Agreement.

    12.21 ATTORNEYS' FEES. Borrower shall promptly pay to Lender, upon demand, with interest thereon from the date of demand at the default interest rate, reasonable attorneys' fees and all costs and other expenses paid or incurred by Lender in enforcing or exercising its rights or remedies created by, connected with or provided for in this Agreement or any of the other Loan Documents, and payment thereof shall be secured by the Mortgage. If at any time Borrower fails, refuses or neglects to do any of the things herein provided to be done by Borrower, Lender shall have the right, but not the obligation, to do the same but at the expense and for the account of Borrower. The amount of any monies so expended or obligations so incurred by Lender, together with interest thereon at the default interest rate, shall be repaid to Lender forthwith upon written demand therefor and payment thereof shall be secured by the Mortgage.

    12.22 SIGNS. Throughout the term of the Loan, Lender shall have the right to erect one or more signs on the Project indicating its provision of financing for the Project, and Lender shall also have the right to publicize its financing of the Project as Lender may deem appropriate.

    12.23     ARBITRATION.

              (a) BINDING ARBITRATION. Lender and Borrower hereby agree that all controversies and claims arising directly or indirectly out of this Agreement and the Loan Documents, shall at the written request of any party be arbitrated pursuant to the applicable rules of the American Arbitration Association. The arbitration shall occur in the State of Arizona. Judgment upon any award rendered by the arbitrator(s) may be entered in any court having jurisdiction. The Federal Arbitration Act shall apply to the construction and interpretation of this arbitration agreement.

              (b) ARBITRATION PANEL. A single arbitrator shall have the power to render a maximum award of one hundred thousand dollars. When any party files a claim in excess of this amount, the arbitration decision shall be made by the majority vote of three arbitrators. No arbitrator shall have the power to restrain any act of any party.

              (c) PROVISIONAL REMEDIES; SELF HELP AND FORECLOSURE. No provision of subparagraph (a) shall limit the right of any party to exercise self help remedies, to foreclose against any real or personal property collateral, or to obtain any provisional or ancillary remedies (including but not limited to injunctive relief or the appointment of a receiver) from a court of competent jurisdiction. At Lender's option, it may enforce its right under a mortgage by judicial foreclosure, and under a deed of trust either by exercise of power of sale or by judicial foreclosure. The institution and maintenance of any remedy permitted above shall not constitute a waiver of the rights to submit any controversy or claim to arbitration. The statute of limitations, estoppel, waiver, laches, and similar doctrines which would otherwise be applicable in an action brought by a party shall be applicable in any arbitration proceeding.

                                     ARTICLE XIII
                                   RELEASE OF HOMES

    13.1 FULL PAYMENT. Except as provided in SUBSECTION 13.2 below, unless Lender otherwise consents in writing, the Property or any part thereof shall not be released until all indebtedness and obligations of Borrower under the Loan Documents have been paid and performed in full.

    13.2 PARTIAL RELEASE. At the written request of Borrower, Lender shall release a Home from the lien of the Mortgage upon the sale thereof to a Non-Related Party, and the satisfaction of all the following conditions precedent with respect to each Home being released:

              (a) at the time of the release no Event of Default shall have occurred and be continuing;

              (b) the Home (together with its underlying lot) constitutes a legally subdivided interest in real property, and the release of such Home will not violate any requirements of any document of record covering the Premises or such Home or any applicable law regarding subdivisions, parcel maps and the division of land into lots or parcels or condominiums;

              (c) Borrower shall have paid all fees and costs in connection with the release, including Lender's release fee, recording and reconveyance fees and costs, and any fees and costs reasonably incurred by Lender;

              (d) the applicable Home has been completed in accordance with the applicable Home Plans and in accordance with all applicable permits, laws, ordinances, regulations and other requirements of all Governmental Authorities and public utility companies, and all necessary inspections and consents and approvals for the sale and occupancy thereof have been completed or obtained; and

              (e) Borrower shall have paid to Lender in cash, from Borrower's own funds and not from the proceeds of the Loan, for application to principal owing under the Note, all unpaid principal, accrued and unpaid interest, and any other sums due and owing Lender under the applicable Home Loan PLUS the deferred portion of the A & D Loan Lot Release Price (as described in the definition of such term)(the "RELEASE PRICE"); provided, however, in the event Lender is obligated to honor any draft drawn under a Letter of Credit then the Release Price shall be equal to the greater of (i) the Release Price, or (ii) 100% of all net sale proceeds from the sale of the subject Home. As used in this paragraph, "net sale proceeds" shall mean gross sale proceeds from the sale of any Home less all reasonable and customary closing costs and expenses as approved by Lender.

                                     ARTICLE XIV
                                       EXHIBITS

    The following exhibits to this Agreement are fully incorporated herein as if set forth at length:

    Exhibit A - Property Description
    Exhibits B-1 and B-2 - Forms of Mortgage
    Exhibit C - Closing Conditions
    Exhibit D - ARDI Draw System
    Exhibit E - Required Consents
    Exhibit F - Joinder and Agreement to be Bound
    Exhibit G - Term Sheet

    IN WITNESS WHEREOF, Lender and Borrower have caused this Agreement to be duly executed and delivered as of the date first above written.

                                            MELODY HOMES, INC., a
                                            Delaware corporation

                                  By    /s/ JAMES E. BETZ
                                     ---------------------
                                  Name
                                       -------------------
                                  Title SECRETARY
                                        ------------------

                                            FALCON DEVELOPMENT
                                            CORPORATION, a Nevada
                                            corporation

                                  By    /s/ JAMES E. BETZ
                                     ---------------------
                                  Name
                                       -------------------
                                  Title SECRETARY
                                        ------------------

                                                                      "Borrower"

                                            BANK ONE, ARIZONA, NA, a
                                            national banking association

                                  By /s/ PATRICIA A. RICHARDS
                                     ---------------------
                                     Patricia A. Richards,
                                     Vice President

                                                                        "Lender"